Execution Copy
                                                                      Jamestowne
                                                                      (08/27/97)

                             CONTRIBUTION AGREEMENT


     This CONTRIBUTION AGREEMENT dated as of August 25, 1997 between the individuals and entities listed on Exhibit I attached hereto (the "Transferor Partners"), with an address c/o Questar Properties, Inc., 124 Slade Avenue, Suite 200, Baltimore, Maryland 21208, Attention: Mr. Stephen M. Gorn and Questar Investment Corporation, a Maryland corporation (the "Transferor Agent"), with an address of 124 Slade Avenue, Suite 200, Baltimore, Maryland 21208, Attention:
Mr. Stephen M. Gorn, Frederick Road Funding, Inc., a Maryland corporation (the "Borrower Corporate General Partner"), with an address of 124 Slade Avenue, Suite 200, Baltimore, Maryland 21208, Attention: Mr. Stephen M. Gorn, and BRI OP Limited Partnership, a Delaware limited partnership (the "BRI Partnership") with an address c/o Berkshire Realty Company, Inc., 470 Atlantic Avenue, Boston, Massachusetts 02210, Attention: Mr. David J. Olney.

      WHEREAS, the Transferor Partners are the legal and beneficial owners, respectively, of all of the general partnership interests as set forth in
Exhibit I in Frederick Road Associates, a Maryland general partnership (the "Transferor Partnership") pursuant to the Joint Venture Agreement dated as of December 17, 1963, as amended (a copy of which, including all amendments, is attached hereto as Exhibit II and is referred to as the "Transferor Partnership Agreement");

       WHEREAS, Berkshire Apartments, Inc. ("Berkshire Apartments") is the general partner and Berkshire Realty Company, Inc. ("BRI") is a special limited partner of the BRI Partnership, pursuant to the Amended and Restated Agreement of Limited Partnership dated as of May 1, 1995, as amended (a copy of which, including all amendments, is attached hereto as Exhibit 1) and as the same may be amended hereafter from time to time (the "BRI Partnership Agreement");

       WHEREAS, the Transferor Partnership is the owner of the following:

     a. that certain tract or parcel of land located in Baltimore City, Maryland, more particularly described in Schedule A attached hereto (the "Land");

     b. the 335-unit apartment complex, commonly known as Jamestowne Apartments, which contains related improvements, facilities, amenities, structures, driveways, walkways, plumbing and heating pipes, culverts, and mains, all of which have been constructed on the Land (collectively, the "Improvements");

     c. all right, title and interest of the Transferor Partnership in and to any alleys, strips or gores adjoining the Land, and any easements, rights-of-way or other interests in, on, under or to, any land, highway, street, road, right-of-way or avenue, open or proposed, in, on, under, across, in front of, abutting or adjoining the Land, and all right, title and interest of the Transferor Partnership in and to any awards for damage thereto by reason of a change of grade thereof;

     d. the accessions, appurtenant rights, privileges, appurtenances and all the estate and rights of the Transferor Partnership in and to the Land and the Improvements, as applicable, or otherwise appertaining to any of the property described in the immediately preceding clauses (a), (b) and/or (c);

     e. the fixtures, equipment and other personal property listed in Schedule B attached hereto and all other fixtures, machinery, supplies, equipment and other personal property owned by the Transferor Partnership and located on or in or used solely in connection with the Land and Improvements (collectively, the "Personal Property"); and

     f. all of the Transferor Partnership's interest in any intangible property now or hereafter, owned by the Transferor Partnership and used solely in connection with the Land, Improvements and Personal Property, including without limitation the right to use any trade style or name now used in connection with the same, any contract rights, escrow or security deposits, utility agreements or other rights related to the ownership of or use and operation of the Property, as hereinafter defined excepting (i) any cash and escrow deposits (including escrow deposits and reserves set forth on Schedule C) and other current assets relating to periods prior to Closing and (ii) amounts, if any, due to the Transferor Partners pursuant to Section 12.

     All of the items described in subparagraphs (a), (b), (c), (d), (e) and (f) above are hereinafter referred to collectively as the "Property".

     WHEREAS, the Transferor Partnership is the legal and beneficial owner of a fifty percent (50%) general partnership interest in Frederick Road II General Partnership, a Maryland general partnership ("Borrower Partnership") pursuant to that certain Partnership Agreement dated as of October 18, 1989, as amended (a copy of which, including all amendments, is attached hereto as Exhibit IX and is referred to herein as the "Borrower Partnership Agreement"), and the Transferor Partnership is also the legal and beneficial owner of all of the issued and outstanding stock of the Borrower Corporate General Partner, which owns the remaining fifty percent (50%) general



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

partnership interest in the Borrower Partnership (the "Borrower General Partnership Interest");

     WHEREAS, the Transferor Partners desire to become limited partners of the BRI Partnership and in connection therewith to contribute all of their respective general partnership interests in the Transferor Partnership (collectively referred to as the "Transferor Partnership Interests") to the BRI Partnership, and the BRI Partnership desires to admit the Transferor Partners as limited partners in the BRI Partnership and to accept such contribution from the Transferor Partners; and

     WHEREAS, in exchange for such contribution, the Transferor Partners desire to receive BRI Partnership Units in accordance with the terms of this Agreement and the BRI Partnership Agreement.

     NOW, THEREFORE, in consideration of the mutual undertakings and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Transferor Partners and the BRI Partnership hereby covenant and agree as follows:

                                    SECTION 1

                   CONTRIBUTION OF INTEREST AND DUE DILIGENCE

     1.01 Agreement to Contribute; Assignment. The Transferor Partners shall contribute to the BRI Partnership, and the BRI Partnership shall accept from the Transferor Partners, in exchange for BRI Partnership Units and upon the terms and conditions set forth in this Agreement, the Transferor Partnership Interests. At the Closing (as defined in Section 3.01), the Transferor Partners shall, respectively, contribute, assign, transfer and deliver the Transferor Partnership Interests to the BRI Partnership, or its designees as provided in
Section 18.01 hereof, by an Assignment and Assumption of Partnership Interest in the form of Exhibit III attached hereto (the "Transferor Assignment"). Immediately thereafter, the Transferor Partners and the BRI Partnership, or its designees, shall execute and deliver an Amended and Restated Agreement of Partnership in the form of Exhibit IV attached hereto (the "Amended Transferor Partnership Agreement") pursuant to which the BRI Partnership, or its designees, shall be admitted and the Transferor Partners shall withdraw, as the partners of the Transferor Partnership and be released of all liability thereunder, and the terms of the Transferor Partnership shall be amended in accordance with the Amended Transferor Partnership Agreement.

     1.02 Property Title. On or before August 31, 1997, the BRI Partnership shall obtain a Commitment For Title Insurance for an ALTA Form B Owner's Title Insurance



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

Policy (the "Commitment") from Lawyers Title Insurance Corporation (the "Title Insurer") and copies of all instruments and plans mentioned therein as exceptions to good and marketable fee simple title, as well as copies of any instruments referred to in such instruments which affect the Property (all of such items are hereinafter collectively referred to as the "Title Policy"). The BRI Partnership shall provide a copy of the Commitment to the Transferor Partnership promptly after its receipt thereof. The Commitment shall insure fee simple title to the Property in the sole name of the Transferor Partnership and shall be in the amount of the Consideration Amount (as defined in Section 2.01(a) hereof). The Commitment shall provide for a title insurance policy which shall contain coverage against all mechanics' liens, shall have full survey coverage, shall have deleted therefrom all "printed standard exceptions", shall have a 3.1 zoning endorsement, a comprehensive endorsement, a non-imputation endorsement, a fairways endorsement and such other endorsements as are reasonably required by the BRI Partnership (provided, that the cost of any such other endorsements shall be paid by the BRI Partnership) and are available under the law of the state in which the Property is located.

     Should such Commitment contain any title exceptions which are not acceptable to the BRI Partnership, in its sole discretion, the BRI Partnership may notify the Transferor Partnership on or before August 31, 1997 if any such exceptions are unacceptable. If the BRI Partnership fails to so notify the Transferor Partnership of any unacceptable exceptions as described above, the exceptions set forth in Schedule B of the Commitment, except as otherwise herein provided, shall be deemed accepted by the BRI Partnership and included as the "Permitted Exceptions". If any exceptions are unacceptable to the BRI Partnership and the BRI Partnership timely notifies the Transferor Partnership in writing of such fact as above provided, the Transferor Partnership shall have thirty (30) days from the date the Transferor Partnership receives notice of such unacceptable exceptions, at the option of the Transferor Partnership, to remove or cure such exceptions, provided further, the Transferor Agent may, but shall not be required to, make any monetary expenditures in connection with the removal or cure of such exceptions. All mortgages and deeds of trust, mechanics liens, tax liens, attachments and all other monetary liens against the Property (other than the Loan Documents and liens for real estate taxes and current water and sewer charges for fiscal 1997 which taxes and current water and sewer charges will be adjusted as provided in Section 12 hereof) (collectively the "Monetary Liens") shall automatically be deemed to be unacceptable exceptions to title and shall be paid and removed by the Transferor Partners at Closing. The Transferor Partnership shall be deemed to have refused to cure any unacceptable exceptions unless the Transferor Partnership, within ten (10) days after receipt of notice from the BRI Partnership, shall notify the BRI Partnership in writing that the Transferor Partnership will attempt to cure such unacceptable exceptions. If the Transferor Partnership fails or refuses to cure said unacceptable exceptions within the time period above provided, on or before the earlier to occur of



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


(A) ten (10) days after the Transferor Partnership notifies the BRI Partnership that it refuses to cure such unacceptable exceptions, and (B) Closing Date, the BRI Partnership may, in accordance with the provisions of Section 13 hereof, (i) terminate this Agreement by giving written notice to the Transferor Partnership or (ii) waive such exceptions and accept title subject thereto, in which event there shall be a reduction in the Consideration Amount (as defined in Section 2.01(a)) in an amount necessary to enable the BRI Partnership to remove all Monetary Liens.

     1.03 Survey. On or before August 31, 1997, the BRI Partnership, at the BRI Partnership's sole cost, shall obtain an as-built survey (the "Survey") of the Land and the Improvements by a registered land surveyor (the "Surveyor") acceptable to the BRI Partnership, which Survey shall include (i) all existing buildings, improvements, fences, encumbrances, encroachments, conflicts, party walls, protrusions (including the location of all highways, streets, roads, alleys and rights-of-way upon, under, across, abutting or adjacent to the Land, or affecting the Land or the Improvements), and any visible evidence of all water, sewer, gas, telephone and electric lines, (ii) the exact area of the Land to the nearest hundredth of an acre, (iii) all buildings set back and other restriction lines, (iv) property corners and boundary lines of the Property (including the courses and distances of each of said boundary lines), (v) the relation of the point of beginning of the description of the Land to the monument from which it is fixed, (vi) recorded or otherwise known easements (stating the recording book and page references in the case of any such recorded easements), (vii) a metes and bounds written description of the Land, and (viii) a notation of any discrepancies between the Survey and the recorded legal description. The BRI Partnership shall provide a copy of the Survey to the Transferor Partnership promptly after its receipt thereof.

     Should such Survey contain any encumbrances, encroachments or other survey defects (collectively "survey matters") which are not included within the Permitted Exceptions and are not acceptable to the BRI Partnership in its sole discretion, the BRI Partnership may notify the Transferor Partnership on or before August 31, 1997 if any such survey matters are unacceptable. If the BRI Partnership fails to so notify the Transferor Partnership of the unacceptable survey matters as described above, the Survey shall be deemed accepted by the BRI Partnership and the survey matters shown on the Survey shall be included within the "Permitted Exceptions." If any survey matters are unacceptable to the BRI Partnership and the BRI Partnership timely notifies the Transferor Partnership in writing of such fact as above provided, the Transferor Partnership shall have thirty (30) days from the date the Transferor Partnership receives notice of such unacceptable survey matters, at the option of the Transferor Partnership, to cure such unacceptable survey matters. The Transferor Partnership shall be deemed to have refused to cure any unacceptable survey matters unless the Transferor Partnership, within ten (10) days after receipt of notice from the BRI Partnership, shall notify the BRI Partnership in writing that the Transferor Partnership will attempt to




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


cure such unacceptable survey matters. If the Transferor Partnership fails or refuses to cure said unacceptable survey matters within the time period provided, on or before the earlier to occur of (A) ten (10) days after the Transferor Partnership notifies the BRI Partnership that it refuses to cure such unacceptable survey matters, and (B) Closing Date, the BRI Partnership may, in accordance with the provisions of Section 13 hereof, (i) terminate this Agreement by giving written notice to the Transferor Partnership or (ii) waive such survey matters and accept title subject thereto, in which event there shall be no reduction in the Consideration Amount.

     1.04 Due Diligence Inspection; Waiver; AS-IS Condition.

     (a) The BRI Partnership acknowledges that prior to the execution of this Agreement, the BRI Partnership has been afforded the opportunity to inspect the physical condition, financial condition and market condition of the Property and, except as set forth herein with respect to the Environmental Inspection (as defined in Section 1.04(b)), the BRI Partnership hereby waives any right to terminate this Agreement based upon any matter which was the subject to said inspections.

     (b) Notwithstanding the provisions of Section 1.04(a), subject to the rights of the tenants under the Leases, the BRI Partnership and their authorized agents and representatives may, from time to time up to and including August 31, 1997 (the "Due Diligence Period") during regular business hours and on reasonable prior notice to the Transferor Partnership, inspect the Property to determine the presence of any Hazardous Materials (as defined in Section 5.21) and the compliance of the Property with Environmental Laws (as defined in Section 5.21) and in connection therewith to conduct such tests and observations and compile such information as the BRI Partnership, in its sole discretion may deem appropriate (the "Environmental Inspection"). The BRI Partnership shall provide a copy of any third party environmental reports obtained by the BRI Partnership, without representation or warranty, and subject to the limitations on use set forth therein, to the Transferor Partnership promptly after its receipt thereof. No such inspection, however, shall constitute a waiver or relinquishment on the part of the BRI Partnership of its right to rely upon the covenants, representations, warranties or agreements made by the Transferor Partnership in this Agreement. Should the BRI Partnership decide, in its sole judgment, during the Due Diligence Period that based upon the results of the Environmental Inspection, it no longer desires to proceed with the transactions contemplated hereby, the BRI Partnership shall have the right to terminate this Agreement by giving written notice of its election to do so to the Transferor Partnership on or before the last day of the Due Diligence Period, and upon the giving of such notice this Agreement shall be of no further force or effect. If the BRI Partnership shall fail to exercise such termination right within the Due Diligence Period, the BRI Partnership shall be conclusively deemed to have waived any right it may have had to



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


terminate this Agreement pursuant to this Section 1.04(b). The BRI Partnership shall pay when due all fees and expenses incurred in the performance of the Environmental Inspection.

     (c) From and after the date of this Agreement, the Transferor Partnership shall permit the BRI Partnership's authorized agents and representatives (including its accountants) to examine (including, without limitation, the right to audit) the Transferor Partnership's and the Borrower Partnership's books, financial records, Service Contracts, Leases and tenant files pertaining to the operation of the Property prior to the Closing. The BRI Partnership's agents and representatives shall be permitted access to such records and files during regular business hours. To the extent that any of the Transferor Partnership's or the Borrower Partnership's financial records relating to the Property have been audited, the Transferor Partnership agrees to deliver any reports relating to such audits to the BRI Partnership. The Transferor Partnership shall provide the BRI Partnership with such information as the Transferor Partnership may have with respect to actual expenditures made for all repairs, maintenance, operation and upkeep of the Property, including, without limitation, to the extent in the possession of the Transferor Partnership, all taxes and utility payments made within three (3) years prior to the Closing and dates of construction, installation and major repairs to the Property. All information obtained by the BRI Partnership or its agents and representatives pursuant to this Section 1.04(c) shall be treated as confidential, shall not be disclosed to others until and unless the Closing occurs, and if such information is in written form, such information shall be returned to the Transferor Partnership if the Closing does not occur.

     (d) The BRI Partnership shall indemnify the Transferor Partners against and from all damage to the Property and/or claims of tenants or other third parties resulting from any entry on the Property by the BRI Partnership or any agent, contractor, consultant or other representative of the BRI Partnership, or any tests or other activities conducted in or on the Property by them, or any of them, together with all expenses incurred by the Transferor Partners by reason thereof including, without limitation, reasonable attorneys' fees and disbursements; provided, however, that nothing contained herein is intended to obligate the BRI Partnership to indemnify, pay or otherwise reimburse the Transferor Partners for any costs of remediation or clean-up, fines, penalties, assessments or similar charges for any condition existing at the Property solely by reason of the fact that the BRI Partnership or its agents, contractors, consultants or other representatives discover the existence of such condition during the course of conducting tests or other activities on the Property. The provisions of this Section 1.04(d) shall survive the Closing or any termination of this Agreement; provided, however, that no claim by the Transferor Partners under this Section 1.04(d) for damage to the Property shall be made if (i) the Closing occurs or (ii) more than 90 days after the termination of this Agreement if the Closing does not occur, except for



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


damage claims made by tenants as to which the time for asserting any such claim shall be not later than 180 days after the termination of this Agreement. If the Closing occurs, the BRI Partnership shall not have any claim against the Transferor Partners by reason of any damage to the Property of the nature specified above or by reason of any claim against which the BRI Partnership is indemnifying the Transferor Partners hereunder.

     1.05 Tax Treatment. The parties intend that the contribution of the Transferor Partnership Interests by the Transferor Partners to the BRI Partnership in accordance with Section 1.01 of this Agreement be treated for federal (and applicable state) income tax purposes as a tax-free contribution to capital pursuant to Section 721 of the Internal Revenue Code of 1986, as amended (the "Code") (and any analogous state income tax provisions). The BRI Partnership and the Transferor Partners agree to report such transaction for federal and applicable state income tax purposes consistently with the intent set forth in this Section 1.05.

                                    SECTION 2

                         CONSIDERATION, ACCEPTABLE FUNDS
                               AND ESCROW DEPOSITS

     2.01 Consideration; Partnership Units.

     (a) The Transferor Partners and the BRI Partnership agree that, subject to the prorations and adjustments as provided in this Agreement, the consideration (the "Consideration") for the contribution of the Transferor Partnership Interests by the Transferor Partners to the BRI Partnership pursuant to this Agreement shall be the total of a number of BRI Partnership Units, to be issued by the BRI Partnership to the Transferor Partners as of the Closing, equal in value (as such value is determined at the time and in the manner provided hereinbelow) to the excess of (X) $8,097,227, subject to the prorations and adjustments as provided in this Agreement, (the "Consideration Amount") minus
(Y) the outstanding principal balance of the Note (as hereinafter defined) as of the Closing and, minus (Z) the amount required to pay the various outstanding loans owed by the Transferor Partnership to the Transferor Partners or their affiliates or to other third-party lenders (the "Other Loans"), but in any event, the total amount to be deducted under this clause (Z) shall not exceed an amount equal to the difference between the Consideration Amount minus the outstanding principal balance of the Note (the "Other Loans BRI Cap").

     In addition, as of Closing, the Transferor Partnership shall remain as Guarantor under a certain Guaranty (the "Guaranty") in favor of CPC Mortgage Capital, LLC, as successor to Maryland National Mortgage Corporation ("Lender"), securing the outstanding principal balance of the Note dated October 19, 1989, in the original


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


principal amount of $8,000,000 (the "Note") evidencing the loan (the "Loan") made to the Borrower Partnership by Lender. The Loan is also secured by the other Loan Documents (as defined in Section 5.20 hereof) which shall be an obligation of the Borrower Partnership and the Transferor Partnership as of the Closing subject to any exculpation from liability provisions therein. The Transferor Partnership shall also remain as obligor of the outstanding principal balance of the note dated October 19, 1989 in the original principal amount of the Note (the "Borrower Partnership Note"), evidencing the loan made to the Transferor Partnership by the Borrower Partnership (the "Borrower Partnership Loan").

     At the Closing, the BRI Partnership shall pay the amount required to satisfy the Other Loans, provided that the amount to be paid by the BRI Partnership shall not exceed the Other Loans BRI Cap. If the amount paid by the BRI Partnership is not sufficient to pay the Other Loans in full, the Transferor Partnership shall pay, from funds otherwise allocable under this Agreement to the Transferor Partners, all additional amounts required to pay off the Other Loans in full. At least fifteen (15) days prior to the Closing, the Transferor Agent shall deliver a pay-off letter from each holder of an Other Loan stating the amount required to pay-off such Other Loan in full, and at Closing, the Transferor shall deliver the original note evidencing each such Other Loan marked "Paid in Full," or in the event that the original of any such note is not available, such other evidence of the satisfaction of such note and release of liability under such Other Loan as the BRI Partnership may require.

     At Closing, certain of the Transferor Partners listed on the Transferor Allocation Schedule (hereinafter defined) will receive BRI Partnership Units which shall not be entitled to distributions for a one-year period from the date of issuance (the "Restricted Distribution BRI Partnership Units") and all other Transferor Partners will receive BRI Partnership Units which shall be entitled to distributions effective from date of issuance (the "Unrestricted Distribution BRI Partnership Units"). Unless expressly stated to the contrary herein, the Unrestricted Distribution BRI Partnership Units and the Restricted Distribution BRI Partnership Units are collectively referred to herein as the "BRI Partnership Units."

     Attached hereto as Exhibit I is a schedule (the "Preliminary Transferor Allocation Schedule") prepared by the Transferor Agent setting forth (i) the name of each Transferor Partner, (ii) the percentage interest of each Transferor Partner, (iii) the identity of each Transferor Partner who will receive Unrestricted Distribution BRI Partnership Units and (iv) the identity of each Transferor Partner who will receive Restricted Distribution BRI Partnership Units. The final Transferor Allocation Schedule shall be prepared by the Transferor Agent based upon the Preliminary Transferor Allocation Schedule and shall be delivered to the BRI Partnership prior to Closing in accordance with the provisions of Section 12.01 hereof, together with an investor




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


questionnaire in the form attached hereto as Exhibit 5 (the "BRI Questionnaire") for each Transferor Partner. In the event that any Transferor Partner would be entitled to a fractional BRI Partnership Unit, the number of BRI Partnership Units shall be rounded up or down, as the case may be, to the nearest whole BRI Partnership Unit. At Closing, the BRI Partnership shall deliver to the Transferor Agent all of the BRI Partnership Confirmations evidencing the issuance of the BRI Partnership Units to the Transferor Partners in accordance with the Transferor Allocation Schedule. In addition, if pursuant to Section 12, the BRI Partnership owes any amounts to the Transferor Partners as a result of prorations and apportionments (the "BRI Additional Payment"), at Closing, the BRI Partnership shall pay the BRI Additional Payment to the Transferor Agent in accordance with the election made by each Transferor Partner pursuant to Section
12.04. The Transferor Agent shall be liable to distribute the BRI Partnership Units and if applicable, a pro-rata share of the BRI Additional Payment to each of the Transferor Partners in accordance with the Transferor Allocation Schedule. The BRI Partnership shall have no obligation or liability with respect to the preparation or accuracy of the Preliminary Transferor Allocation Schedule or the Transferor Allocation Schedule or the distribution of the BRI Partnership Units or the BRI Additional Payment, if applicable, to the Transferor Partners and the Transferor Partners hereby release the BRI Partnership from any such obligation or liability.

     The parties agree that, for purposes of this Agreement, the value of each BRI Partnership Unit (the "BRI Unit Value") shall be the average of the closing price per share, rounded to the nearest one-thousandth, of one share of common stock of BRI as such price is published by The Wall Street Journal for the period from, and including, August 1, 1997 through and including, the date of pricing of the Public Offering contemplated under Section 17.04 hereof, provided that in any event the BRI Unit Value shall be not less than $10.50 per share (the "Fixed Floor") and not greater than $11.75 per share (the "Fixed Ceiling"). The foregoing calculation of BRI Unit Value (including the Fixed Floor and Fixed Ceiling) will be adjusted as appropriate and customary upon the occurrence of any of the following events to reflect a stock split, dividend (outside of the ordinary course), recapitalization or other similar event outside of the ordinary course.

     (b) As used in this Agreement, a "BRI Partnership Unit" shall mean a unit of limited partnership interest in the BRI Partnership as specified in the BRI Partnership Agreement and for purposes of this Agreement shall include the Unrestricted Distribution BRI Partnership Units and the Restricted Distribution BRI Partnership Units. At the time that any Transferor Partner elects to convert BRI Partnership Units to shares as provided in the BRI Partnership Agreement, the holder of each BRI Partnership Unit shall have the right to have the BRI Partnership Unit either (i) exchanged for one share of common stock of BRI pursuant to the transfer provisions of the BRI Partnership Agreement, or (ii) redeemed for cash at the option of BRI on such



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


terms and conditions as are specified in the BRI Partnership Agreement. Each Transferor Partner shall have such additional rights with respect to its BRI Partnership Units as are contained in the Registration Rights Agreement, the form of which is attached hereto as Exhibit 4; at Closing, the Transferor Partners and BRI Apartments shall execute and deliver an Amendment to the BRI Partnership, in the form and substance of Exhibit 3 attached hereto (the "BRI Partnership Amendment") and the BRI Partnership shall deliver to the Transferor Partners a certified copy of the Registration Rights Agreement.

     (c) The Transferor Partners, acknowledge and agree that after the execution hereof, the price of the common stock of BRI may increase or decrease in value as the result of market fluctuations prior to the Public Offering, and that any such fluctuations will have an impact on the value of the BRI Partnership Units. Notwithstanding these fluctuations, once the value and number of BRI Partnership Units have been established as provided in Section 2.01(a), the BRI Partnership will not be required to increase or permitted to decrease the number of BRI Partnership Units to be issued to the Transferor Partners in the event of a decrease or increase in the market value of the common stock of BRI subsequent to the closing of the Public Offering and the fixing of the Offering Price.

     2.02 Payment of Monies. Any other monies payable under this Agreement, unless otherwise specified in this Agreement, shall be paid by wire transfer.

     2.03 Reimbursement of Escrow. At the Closing, the BRI Partnership shall replace the escrow deposits set forth on Schedule C attached hereto in the amounts and to the parties set forth on Schedule C in accordance with wire instructions provided by the Transferor Agent.

                                    SECTION 3

                                   THE CLOSING

     3.01 Closing. Except as otherwise provided in this Agreement, the delivery of all documents necessary for the closing of the transactions contemplated by this Agreement (the "Closing") shall take place in the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, or such other place as the Transferor Partnership and the BRI Partnership shall mutually agree, at 10:00 A.M. local time on a date mutually agreed to in writing by the parties but in any event not later than October 31, 1997 the ("Closing Date"). The "Time of Closing" shall be at such time as all recordable instruments necessary for the closing of the transactions contemplated by this Agreement shall be placed in escrow with the Title Insurer, who will thereupon issue the Title Policy referred to in the Commitment in reliance on the execution by the




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


Transferor Agent pursuant to a Power of Attorney for all Transferor Partners granted under Section 19.04 of a so-called Gap Indemnity in the form of Exhibit VI with respect to the gap in time period between policy issuance and recording, all as provided in a letter of instruction executed by counsel for the BRI Partnership and counsel for the Transferor Partners. It is agreed that time is of the essence of this Agreement.

                                    SECTION 4

                       TRANSFEROR'S PRE-CLOSING DELIVERIES

     The Transferor Partnership has previously delivered or otherwise has made available to the BRI Partnership the following:

     4.01 Leases. Copies of the Leases (as defined in Section 5.18 below), together with all modifications and amendments thereto and any memoranda of leases or other documents of record relating thereto. In addition, the Transferor Partnership shall provide the BRI Partnership with access on-site to the originals of all leases and related lease files.

     4.02 Permits. Copies of all material building permits, zoning variances (if any), certificates of occupancy (if any), subdivision plats, governmental permits, approvals, certificates and other licenses lawfully required for the construction, use, occupancy and operation of the Property and all other correspondence with governmental authorities (including, without limitation, any default notices), to the extent in the Transferor Partnership's possession.

     4.03 Taxes. To the extent in the Transferor Partnership's possession, a copy of real estate and personal property tax statements and special assessments for the Property for the past three (3) years and, all correspondence, notices or other written communication with taxing authorities relating to the taxes currently assessed and/or to be assessed against the Property.

     4.04 Plans and Specifications. To the extent in the Transferor Partnership's possession, a copy of the plans and specifications, and a copy of all unexpired guaranties and warranties made by any person for the benefit of the Transferor Partnership with respect to all or any part of the Property in connection with the construction and equipping of the Property.

     4.05 Financial Records. Copies of all financial statements for the use, operation and maintenance of the Property and copies of all income and expense records relating thereto for 1995 and 1996 and all months of operation of 1997, and detailed operating statements for 1995 and 1996 and all months of operation of 1997.

     4.06 Lawsuit Papers. Copies of all pleadings, motions and related documents and agreements in respect of all pending litigation, if any, relating to the Property (excluding litigation commenced against tenants in the ordinary course of business for evictions or collections).

     4.07 Current Rent Roll. The Rent Roll (as that term is defined in Section
5.18 hereof) containing a list of the current rents now being collected on each of the apartment units in the Improvements which includes: apartment number, unit status, tenant name, commencement and termination dates, lease rent, deposits and details of any concessions.

     4.08 Standard Form Lease. A copy of the standard form apartment lease used in connection with the leasing of each unit of the Improvements.

     4.09 Service Contracts. Copies of all service, maintenance, supply and management contracts affecting the use, ownership, maintenance and/or operation of the Property.

     4.10 Utility Bills. Copies of all utility bills (gas, electric, water and sewer) relating to the Property for the immediately prior 24 month period (excluding bills for utilities which are directly metered and sent to tenants) to the extent in the possession of the Transferor Partnership, the Transferor Agent or any of Transferor Agent's affiliates.

     4.11 Reports. Copies of any material existing hazardous waste or environmental reports, soil reports and engineering reports or studies in the possession of the Transferor Partnership conducted with respect to the Property.

     4.12 Personal Property. A complete list of all material furniture, fixtures, appliances, equipment and other personal property owned by the Transferor Partnership which shall be attached hereto as Schedule B.

     4.13 Loan Documents. True, correct and complete copies of all notes, instruments, agreements, mortgages, deeds of trust and other documents in connection with the Loan and the Borrower Partnership Loan, together with any and all modifications and amendments thereto as set forth on Schedule H attached hereto (collectively, the "Loan Documents").

                                    SECTION 5

                        A. REPRESENTATIONS AND WARRANTIES
                           OF THE TRANSFEROR PARTNERSHIP

     The Transferor Partnership represents, warrants and covenants to the BRI Partnership as of the date hereof as follows:

     5.01 Organization and Standing of the Transferor Partnership. The Transferor Partnership is a general partnership duly organized, validly existing and in good standing under the laws of the State of Maryland. The Transferor Partnership has all requisite power to own and operate the Property and to carry on its business as presently being conducted and as proposed to be conducted. The Transferor Partnership is duly qualified to do business in all jurisdictions in which the failure to be so qualified would have a material adverse effect on the Transferor Partnership's business (a "Material Adverse Effect").

     5.02 Compliance with Other Instruments, etc. Except as set forth in Section
5.05 hereof, the Transferor Partnership is not in violation of any term contained in the Transferor Partnership Agreement, or to the Transferor Partnership's knowledge in any other material instrument or contract to which the Transferor Partnership is a party relating to the Property, and to the Transferor Partnership's knowledge the Transferor Partnership is not in violation of any order, statute, rule or regulation applicable to it, except for such violations which would not have a Material Adverse Effect. Neither the execution, delivery and performance of this Agreement by the Transferor Partners, nor the contribution of the Transferor Partnership Interests by the Transferor Partners hereunder, will result in any Material Adverse Effect or be in conflict with or constitute a default under the Transferor Partnership Agreement or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Transferor Partnership, except for Permitted Exceptions.

     5.03 Governmental Consent, etc. Except for the requirement for the receipt of the Lender approval in accordance with the provisions of Section 17.03, no consent, approval or authorization of, or designation, declaration or filing with, any governmental agency, commission, board or public authority is required on the part of the Transferor Partners, the Transferor Partnership or the Borrower Partnership in connection with the valid execution and delivery of this Agreement by the Transferor Partners and the performance of the Transferor Partners' obligations hereunder.

     5.04 Partnership Capitalization. The Transferor Partnership Agreement (i) is the only agreement among the partners relating to the organization, operation, or management of the Transferor Partnership, (ii) is in full force and effect and (iii) has not been amended or modified. Exhibit I sets forth an accurate and complete list of the names of all of the Transferor Partners, and the Transferor Partners' respective partnership interests in the Transferor Partnership. Except as set forth on Exhibit I, no other person or party owns any partnership interest in the Transferor Partnership. Except as set forth on Schedule 5.04, no Transferor Partner is in default with respect to any capital contribution required to be paid by him or it pursuant to the Transferor Partnership Agreement. A true, correct and complete copy of the Transferor Partnership Agreement is attached hereto as Exhibit II. The Transferor Partnership has no commitment to issue any right to purchase or acquire or to issue or distribute to any of the Transferor Partners, any evidences of indebtedness or assets; and the Transferor Partnership has no obligation, contingent or otherwise, to purchase, redeem or otherwise acquire any interest in the Transferor Partnership or any interest therein or to make any distribution in respect thereof.

     5.05 Litigation, etc. Except as set forth on Schedule 5.05, there is no material action, suit or, to the Transferor Partnership's knowledge, proceeding or investigation pending or, to the Transferor Partnership's knowledge, any threat thereof, against the Transferor Partners, the Transferor Partnership, the Borrower Partnership or the Property or any part thereof which questions the validity of this Agreement or the right of the Transferor Partners to enter into it, or which might result in or have, either individually or in the aggregate, a material adverse effect on (i) the business of the Transferor Partnership or the Borrower Partnership, as such is presently contemplated; or (ii) the rights represented by the Transferor Partnership Interests or the partnership interests in the Borrower Partnership. During the period commencing on the date hereof and ending on the Closing Date, the Transferor Partnership will promptly inform the BRI Partnership in writing of any material action, suit, proceeding or investigation pending, or to the Transferor Partnership's knowledge, threat thereof against the Transferor Partners, the Transferor Partnership, the Borrower Partnership or the Property or any part thereof.

     5.06 Agreements; Affiliated and Extraordinary Transactions. Attached as Schedule E hereto is a list of all material agreements (including all amendments thereto), oral or written, other than the Leases, to which the Transferor Partnership is a party or to which any agent of the Transferor Partnership is a party on behalf of the Transferor Partnership or has entered into on behalf of the Transferor Partnership, relating to the Transferor Partnership or all or a portion of the Property or otherwise affecting the Property, including without limitation, all material management, maintenance, brokerage, supply and service contracts and any material contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to or by the Transferor Partnership (collectively "Service Contracts"). Except as noted on Schedule E, each Service Contract is cancelable on thirty (30) days notice. Transferor

Partnership has no knowledge of any material breach or material default under any Service Contract. As of Closing, the Transferor Partnership will have paid all amounts due under each Service Contract, other than payments for which an adjustment shall be made pursuant to Section 12 hereof.

     5.07 Financial Statements. Attached hereto as Schedule F are audited financial statements of the Transferor Partnership, including balance sheets, statements of operations and statements of partners' capital for the fiscal year ended December 31, 1996 and on or before August 31, 1997 the Transferor Partnership shall provide unaudited financial statements for the six-month period ending June 30, 1997 (collectively, the "Financial Statements"). The Financial Statements fairly present the financial condition of the Transferor Partnership as of the respective statement dates in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto), and reflect all liabilities, fixed, contingent or otherwise, required to be disclosed in such Financial Statements in accordance with generally accepted accounting principles (subject, in the case of any unaudited interim financial statements, to normal year end adjustments).

     5.08 Title to Properties and Assets. Legal title to the Property is currently held in the name of some or all of the partners of the Partnership who are holding title on behalf of and for the benefit of the Transferor Partnerhip. Except as disclosed on the Financial Statements, the Transferor Partnership does not own, or otherwise hold any interest in, any material assets other than its interest Property. On or before the Closing Date, the Transferor Partnership shall cause legal and equitable title to the Property to be in the name of the Transferor Partnership, and it shall be a condition to the BRI Partnership's obligation to close that legal and equitable title to the Property be in the name of the Transferor Partnership on or before the Closing Date. The Transferor Partners shall pay all costs in connection with the transfer of title to the Property to the Transferor Partnership, including, without limitation, any transfer taxes and documentary stamps.

     5.09 License; Permits; etc. Except for licenses, permits or authorizations previously obtained by the Transferor Partnership, no other material license, permit or authorization is necessary to own and operate the Transferor Partnership's business as such is presently conducted and neither the conduct of the Transferor Partnership's business nor any material portion thereof is dependent on the issuance or obtaining of any other license, permit or authorization.

     5.10 Liabilities. Except for the Guaranty, the Borrower Partnership Loan and the indebtedness for borrowed money described on Schedule 5.10 or in the Transferor Partnership's fiscal 1996 audited financial statements, the Transferor Partnership has no indebtedness for borrowed money and the Transferor Partnership has not, directly or indirectly, created, incurred, assumed or guaranteed or otherwise become directly or indirectly liable for the payment of any borrowed money. Except as disclosed on Schedule 5.10 or in the Transferor Partnership's fiscal 1996 audited financial statements, no Transferor Partner, nor any affiliate of any Transferor Partner nor any employee of the Transferor Partnership is presently indebted to the Transferor Partnership for borrowed money and the Transferor Partnership is not presently indebted for borrowed money to any of the foregoing persons. Prior to Closing, the Transferor Partnership shall pay-off and discharge in full all indebtedness and liabilities other than the Guaranty, the Borrower Partnership Loan and the Other Loans described in Schedule 5.10 and in such audited financial statements and provide evidence thereof to the BRI Partnership. As of the Closing Date the Transferor Partnership shall have no liabilities or obligations (absolute or contingent) of any kind, other than (a) liabilities and obligations incurred in the ordinary course of the Transferor Partnership's business which are either (i) in the aggregate, not in excess of $50,000, or (ii) approved by the BRI Partnership in writing; and (b) liabilities resulting from or incurred in the ordinary course of business arising under the Service Contracts; and (c) liabilities under the Guaranty or the Borrower Partnership Note and (d) a contingent liability for recordation taxes if the Transferor Partnership or the Borrower Partnership defaults on the Loan after Closing. The Transferor Partnership has conducted its business only in the ordinary course and, except for the Loan and the matters disclosed on Schedule
5.10 or in the Transferor Partnership's fiscal 1996 audited financial statements, the Transferor Partnership has not:

     (a) created, permitted or allowed any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind with respect to any of its properties, businesses or assets; or

     (b) received notice of any damage, destruction or loss in excess of $10,000 (whether or not covered by insurance) to any assets or properties.

     5.11 Insurance. Set forth on Schedule G hereto is a true and complete list of all insurance policies of the Transferor Partnership (the "Insurance Policies") and a list of all presently outstanding claims thereunder. The Transferor Partnership has done nothing to reduce or impair the insurance afforded by the Insurance Policies. To the Transferor Partnership's knowledge, there are no material disputes with underwriters of any such Insurance Policies and there are no pending or threatened terminations with respect to any of such policies.

     5.12 Tax Matters.

     (a) All federal, state, local and foreign tax returns and information statements required to be filed by or on behalf of the Transferor Partnership or for which the Transferor Partnership may have any liability have been accurately prepared in all material respects and duly and timely filed (or requests for extensions have been timely filed, granted and have not expired). As of the date hereof, there is no audit examination, deficiency or refund litigation or matter in controversy with respect to any taxes that might result in a determination materially adverse to the Transferor Partnership. All taxes due with respect to completed and settled examinations or concluded litigation have been paid.

     (b) The Transferor Partnership has not executed an extension or waiver that is currently in effect of any statute of limitations on the assessment or collection of any tax.

     (c) The Transferor Partnership does not know of (A) any audit or investigation of the Transferor Partnership with respect to any liability for taxes relating to the Transferor Partnership for which any Transferor Partner may be liable, or (B) any threatened claims or assessments for taxes against or relating to the Transferor Partnership.

     (d) Attached hereto as Schedule I is a true and complete copy of the Transferor Partnership Federal Income Tax Return for 1996, as filed with the Internal Revenue Service.

     5.13 Employees. The Transferor Partnership has no employees, has not entered into any employment contracts, and has no obligations to pay any wages, withholding, social security taxes, unemployment insurance premiums or other similar employee benefits, payments or obligations.

     5.14 Retirement Obligations. The Transferor Partnership has not established any pension, retirement, profit sharing or similar plan or obligation, whether of a legally binding nature or in the nature of informal understandings.

     5.15 Powers of Attorney. Except for the Lender, as provided in the Loan Documents, no person holds a power of attorney from or agency agreement with the Transferor Partnership.

     5.16 Bank Accounts. On or before Closing, the Transferor Partnership shall have closed every bank account and safe deposit box of the Transferor Partnership for which the Transferor Partners or their representatives are signatories, and no representative of the Transferor Partners shall be a signatory on any other account or safe deposit box of the Transferor Partnership or shall have the power to borrow, discount debt obligations, cash or draw checks, or otherwise act on behalf of the Transferor Partnership in any dealings with any banks or other financial institutions.

     5.17 Ownership. The Transferor Partnership has not received any written notice challenging the validity of the Transferor Partnership's title to the Property. The Transferor Partnership has not granted any rights, options, rights of first refusal or entered into other agreements of any kind which are currently in effect for the acquisition of the Property or any part thereof, except for the rights of the BRI Partnership under this Agreement.

     5.18 Leases. As of the date of this Agreement there are no leases, subleases, licenses or other rental agreements or occupancy agreements (written or verbal) which grant any possessory interest in and to any space situated on or in the Improvements or that otherwise give rights with regard to use of the Improvements other than the leases (the "Leases") described in the Rent Roll attached hereto as Schedule D (the "Rent Roll"). The Rent Roll is true, accurate and correct in all material respects as of the date hereof. Except as otherwise specifically set forth in the Rent Roll or elsewhere in this Agreement:

     (a) to the Transferor Partnership's knowledge, the Leases are in full force and effect and none of them has been modified, amended or extended;

     (b) no tenant, or any other person, entity or association has an option to purchase, right of first refusal, right of first offer or other similar right in respect of all or any unit in the Property;

     (c) no leasing commission shall be due for any period subsequent to the Closing Date other than for tenants who have executed a lease prior to Closing but do not move in until after the Closing Date, which commissions shall be paid by the Transferor Partnership;

     (d) no tenant is entitled to rental concessions or abatements for any period subsequent to the Closing Date;

     (e) to the best knowledge of the Transferor Partnership, except as set forth on Schedule 5.18 hereof, no action or proceeding instituted against the Transferor Partnership by any tenant of any unit in the Property is presently pending;

     (f) there are no security deposits or other deposits other than those set forth in the Rent Roll;

     (g) no rent has been paid more than thirty (30) days in advance under any lease of any unit in the Property other than as shown on the Rent Roll;

     (h) all brokerage commissions with respect to the Leases shall have been paid in full by the Closing Date.

     5.19 No Rent Subsidies. The apartment units in the Improvements are not subject to nor do said apartment units receive the benefit of any rent subsidies or rental assistance programs. To the best knowledge of the Transferor Partnership, no apartment unit is subject to any rent control law, ordinance or regulation.

     5.20 Loan. Schedule H contains a complete list of the loan documents, including, without limitation, the Guaranty, evidencing or securing the Loan (the "Loan Documents"). True and complete copies of the Loan Documents and the Borrower Partnership Note, including each modification and amendment thereof, have been furnished heretofore to the BRI Partnership. There are no notes, instruments, agreements, mortgages, deeds of trust or other documents evidencing any material agreement or obligation of the Transferor Partnership or the Borrower Partnership to Lender or any other lender with respect to the Property other than the Borrower Partnership Note and the Loan Documents listed on Schedule H. The Loan Documents and the Borrower Partnership Note are in full force and effect and none of the Loan Documents or the Borrower Partnership Note have been or shall be modified, amended or extended except as disclosed on Schedule H and except for extension of the maturity of the Loan and the Borrower Partnership Loan as provided in Section 9.06. All payments of principal, interest, and, if applicable, real estate tax escrow, insurance escrow and any other payments required under the Loan Documents or the Borrower Partnership Note which are due and payable, through the Closing Date, have been, and will be, paid in full and no default exists thereunder which extends beyond applicable grace or cure periods. Neither the Transferor Partnership nor the Borrower Partnership has received any written notice of default under any of the Loan Documents or the Borrower Partnership Note. The Lender is the sole holder or designated servicer of the Note. The Borrower Partnership is the sole holder of the Borrower Partnership Note, subject to any pledge thereof to Lender. The only security taken or held in connection with the Note is evidenced in the Loan Documents. No security has been taken or held in connection with the Borrower Partnership Note. The Loan Documents do not secure any other indebtedness but the Loan or the Borrower Partnership Loan. To the best knowledge of the Transferor Partnership, the amounts of any real estate tax escrow, insurance escrow and any other escrows and reserves held by Lender are as set forth on Schedule H.

     5.21 Environmental Compliance. Attached as Schedule J is a Schedule of Environmental Reports (the "Schedule of Environmental Reports"), which Schedule sets forth a list of all material reports, studies, analyses, notices from any governmental authority, or agreements with any person or governmental authority and similar material documents relating to environmental matters in the possession of the Transferor Partnership, the Transferor Agent or any of the Transferor Agent's affiliates, with respect to the Property (collectively, the "Environmental Reports"). The Transferor Partnership has heretofore either furnished to the BRI Partnership or made available to the BRI Partnership for inspection complete and accurate copies of the Environmental Reports. Except as disclosed in the Environmental Reports and the reports to be obtained by the BRI Partnership in accordance with Section 1.04 hereof (the "BRI Environmental Reports"), the Transferor Partnership has not received any written notice from any governmental entity or other person that the Property, or current or former operations on the Property, are not or have not been in material compliance with any Environmental Laws or that the Transferor Partnership has any material liability with respect thereto. To the Transferor Partnership's knowledge, except as set forth in the Environmental Reports or in the BRI Environmental Reports, there are no underground tanks for Hazardous Materials, active or abandoned, at the Property and no Hazardous Materials are present or have been released in a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under the Property. To the Transferor Partnership's knowledge, except as disclosed in the Environmental Reports or in the BRI Environmental Reports, neither the Transferor Partnership nor the Property is in violation in any material respect of any Environmental Laws and there is no asbestos, PCB's or lead paint on the Property or any part thereof. For purposes of this Agreement, "Environmental Laws" shall mean the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), as amended by the Hazardous and Solid Waste Amendments of 1984; the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601 et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986; the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.); the Toxic Substance Control Act (15 U.S.C. ss. 2601 et seq.; the Clean Air Act (42 U.S.C. ss. 9402 et seq.); the Clean Water Act (33 U.S.C. ss. 1251 et seq.); the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. ss. 136 et seq.); the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.); and all other applicable federal, state and local environmental laws (including, without limitation, obligations under the common law), ordinances, orders, rules and regulations, as any of the foregoing may have been amended, supplemented or supplanted prior to the Closing, relating to regulation or control of hazardous, toxic or dangerous substances, materials or wastes (collectively, "Hazardous Materials"), or their handling, storage or disposal or to environmental health and safety.

     5.22 Permits and Compliance with Laws. The Transferor Partnership has not received written notice, and the Transferor Partnership has no actual knowledge, that

(i) any approvals, consents, permits, licenses or certificates of occupancy (whether governmental or otherwise) required for the current use and operation of the Property have not been granted, effected, renewed or performed and completed (as the case may be) or have been or are about to be revoked; (ii) any fees and charges therefor have not been fully paid; (iii) the Property, including the current use and occupancy thereof, is in violation in any material respect of any laws or (iv) any governmental authority has a current plan, including without limitation, a condemnation, a widening change of grade or limitation on use of streets, a special assessment or a change in zoning classification, that would adversely affect the continued use and operation of the Property as currently used and operated except, in the case of clauses (i),
(ii), (iii) and (iv) as would not have a Material Adverse Effect. To the Transferor Partnership's knowledge the Property and the current use thereof comply in all material respects with (a) all applicable laws and (b) all restrictive covenants and title encumbrances affecting the Property. The Transferor Partnership holds all material licenses, permits and authorizations required for the lawful use, operation and occupancy of the Property. The parties agree that all matters relating to compliance with Environmental Laws shall be covered by Section 5.21 and not by this Section 5.22.

     5.23 Utilities. To the knowledge of the Transferor Partnership, all utilities and all public and quasi-public improvements upon or adjacent to the Property (including, without limitation, all applicable electric lines, sewer and water lines, and telephone lines) are adequate to service the requirements of the Property. To the knowledge of the Transferor Partnership, all necessary easements, permits, licenses and agreements in respect of any of the foregoing are installed and operating and all installation and connection charges, to the extent due and payable, have been paid for in full.

     5.24 Assessments. Except as disclosed in the tax bills delivered to the BRI Partnership pursuant to Section 4.03 hereof, to the knowledge of the Transferor Partnership, no special assessments for public improvements have been made against the Property which are unpaid, including, without limitation, those for construction of sewer and water lines, streets, sidewalks and curbs.

     5.25 Pre-Closing Deliveries Accurate. All of the materials delivered by the Transferor Partnership to the BRI Partnership pursuant to Section 4 or attached hereto as Schedules or Exhibits are true, accurate and complete in all material respects.

     5.26 Bankruptcy. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other similar proceedings are pending or, to the Transferor Partnership's knowledge, threatened against the Transferor Partnership, nor are any of such proceedings, against or by the Transferor Partnership, anticipated or contemplated by the Transferor Partnership.

     5.27 Liens. To the Transferor Partnership's knowledge, and subject to such matters as may be disclosed by the Commitment, the Property currently is free from mechanics' and materialmen's liens or other liens other than the Permitted Exceptions.

     5.28 Essential Facilities. Except as set forth in Schedule 5.28, the Property is an independent unit which does not now rely on any facilities (other than facilities covered by Permitted Exceptions or facilities of municipalities or public or private utility and water companies) located on any property not included in the Property to fulfill any municipal or governmental requirement or for the furnishing to the Property of any essential building systems or utilities. Except as set forth on Schedule 5.28, no property not included in the Property relies for its operation, maintenance or legal compliance on any facilities located on the Property.

     5.29 Legal Access. There is direct legal access from a public way to the Property. To the best knowledge of the Transferor Partnership, all necessary curb cuts, access permits and other governmental approvals required to provide such access have been issued and are in full force and effect.

     5.30 Public Improvements. To the best knowledge of the Transferor Partnership, there are no written or proposed plans to widen, modify, or realign any street or highway or any existing or proposed eminent domain proceedings which would affect the Property in any way whatsoever. To the best knowledge of the Transferor Partnership, there are no presently planned public improvements which would result in the creation of a special improvement or similar lien upon the Property.

     5.31 Intentionally Omitted.

                    B. REPRESENTATIONS AND WARRANTIES OF THE
                               TRANSFEROR PARTNERS

     Each of the Transferor Partners on behalf of itself, severally and not jointly, represents and warrants to the BRI Partnership, as of the date hereof as follows:

     5.32 Authorization. Such Transferor Partner has full power and authority to enter into and deliver this Agreement and on the Closing Date will have full power and authority to enter into each of the Transferor Partners Closing Documents (as defined in Section 10.01 hereof) required to be executed and delivered by such Transferor Partner under this Agreement, each in accordance with their respective terms, and on the Closing Date the Transferor Partners Closing Documents will constitute valid and binding obligations, enforceable against such Transferor Partner in accordance with their respective terms.

     5.33 Additional Authorization. Except as disclosed on Schedule 5.33 and except for the Lender Estoppel Letter, no approval of any person not a party to this Agreement is necessary for the contribution by such Transferor Partner of the Transferor Partnership Interests held by such Transferor Partner and the performance of such Transferor Partner's obligations under this Agreement.

     5.34 Partnership Interest. Except as provided in this Agreement and the Transferor Partnership Agreement, no right (contingent or otherwise) to purchase or acquire the Transferor Partnership Interests held by such Transferor Partner is authorized or outstanding. Except as disclosed on Schedule 5.34, such Transferor Partner owns and holds the Transferor Partnership Interests set forth opposite its name on Schedule I beneficially and of record free and clear of any liens, pledges and encumbrances of any kind whatsoever and free of any rights of assignment of any third party. Prior to the Closing, all liens disclosed on
Schedule 5.34 will be paid in full. Upon the Closing, good, valid, marketable, and indefeasible title to such Transferor Partnership Interests shall be vested in the BRI Partnership free and clear of any lien, claim, charge, pledge, encumbrance, limitation, agreement or instrument whatsoever. The provisions of this Section 5.34 shall survive the Closing indefinitely.

     5.35 Investment Representations and Warranties. Each Transferor Partner for itself, severally and not jointly, represents, warrants, acknowledges and agrees as follows:

     (a) Such Transferor Partner is acquiring the BRI Partnership Units for investment only to be received by it for its own account and not with any view to the sale or distribution of the same or any part thereof in violation of the Securities Act of 1933, as amended (the "Act") and it will not sell or otherwise dispose of such BRI Partnership Units except in compliance with the registration requirements or exemption provisions of any applicable securities laws and in accordance with the terms of the BRI Partnership Agreement and the Registration Rights Agreement.

     (b) Such Transferor Partner understands that the BRI Partnership Units to be issued to each Transferor Partner will not be registered under the Act, or the securities laws of any state ("Blue Sky Laws") by reason of a specific exemption or exemptions from registration under the Act and applicable Blue Sky Laws and that BRI's and the BRI Partnership's reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of such Transferor Partner.

     (c) Such Transferor Partner acknowledges and agrees that, for the reasons set forth in Sections 5.35(a) and (b) above, the BRI Partnership Units (or shares of common stock issued upon exchange of the BRI Partnership Units) may not be offered, sold, transferred, pledged, or otherwise disposed of by such Transferor Partner except (i) pursuant to an effective registration statement under the Act and any applicable Blue Sky Laws, (ii) pursuant to a no-action letter issued by the Securities and Exchange Commission to the effect that a proposed transfer of the BRI Partnership Units (or shares of common stock issued upon exchange of the BRI Partnership Units) may be made without registration under the Act, together with either registration or an exemption under applicable Blue Sky Laws, or
(iii) upon the BRI Partnership or BRI, as the case may be, receiving an opinion of counsel knowledgeable in securities law matters (and which opinion and counsel shall be reasonably acceptable to both the BRI Partnership and BRI) to the effect that the proposed transfer is exempt from the registration requirements of the Act and any applicable Blue Sky Laws, and that, accordingly, such Transferor Partner must bear the economic risk of an investment in the BRI Partnership Units (and the shares of common stock issued upon exchange of the BRI Partnership Units) for an indefinite period of time. Such Transferor Partner acknowledges, represents and agrees that (i) its economic circumstances are such that it is able to bear all risks of the investment in the BRI Partnership and BRI for an indefinite period of time, including the risk of a complete loss of its investment in the BRI Partnership Units (or shares of common stock issued upon exchange of the BRI Partnership Units), (ii) it has knowledge and experience in financial and business matters sufficient to evaluate the risks of investment in the BRI Partnership Units and BRI, and (iii) it has consulted with its own separate counsel and tax advisor, to the extent deemed necessary by it, as to all legal and taxation matters covered by this Agreement and has not relied upon the BRI Partnership or the Transferor Agent, its affiliates or its other legal counsel and advisors for any explanation of the application of the various United States or state securities laws or tax laws with regard to its acquisition of the BRI Partnership Units. Such Transferor Partner further acknowledges and represents that it has made its own independent investigation of the BRI Partnership and the business conducted or proposed to be conducted by the BRI Partnership.

     (d) Such Transferor Partner is an "accredited investor" within the meaning of Rule 501(a) promulgated under the Act.

     (e) Such Transferor Partner understands that an investment in the BRI Partnership and BRI involves substantial risks. Such Transferor Partner acknowledges that it has (i) been given full and complete access to the BRI Partnership and its management in connection with this Agreement and the transactions contemplated hereby, (ii) received and read the BRI Partnership Agreement, as amended to date, and has had the opportunity to review all documents and information relevant to its decision to enter into this Agreement and to invest in the BRI Partnership and BRI, including, without limitation, the Private Placement Memorandum of BRI, dated as of August 25, 1997 (the "PPM") and
(iii) had the opportunity to ask questions of the BRI

Partnership and BRI and its management concerning its investment in the BRI Partnership and the transactions contemplated hereby, which questions were answered to its satisfaction.

     (f) Such Transferor Partner acknowledges and agrees that:

          (i) the BRI Partnership Units to be acquired by it hereunder will not be registered under the Act in reliance upon the exemption afforded by
     Section 4(2) thereof for transactions by an issuer not involving any public offering, and will not be registered or qualified under any other applicable securities laws;

          (ii) any shares of common stock issued upon exchange of the BRI Partnership Units, unless registered under the Act pursuant to an effective Registration Statement, will bear a legend substantially to the effect of the following:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state. The securities may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Act and under any applicable state securities laws, receipt of a no-action letter issued by the Securities and Exchange Commission (together with either registration or an, exemption under applicable state securities laws) or an opinion of counsel (which opinion and which counsel shall be acceptable to Berkshire Realty Company, Inc.) that the proposed transaction will be exempt from registration under the Act and its applicable state securities laws"; and

          (iii) unless such shares have been registered under the Act as aforesaid, BRI reserves the right to place a stop order against the transfer of the BRI Partnership Units, (and any shares of common stock issued upon exchange of the BRI Partnership Units) and to refuse to effect any transfers thereof, in the absence of satisfying the conditions contained in the foregoing legend.

     (g) The address set forth in Exhibit I is the address of such Transferor Partner's principal residence or principal place of business, and such Transferor Partner has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such principal residence or principal place of business is situated.

     (h) The provisions of this Section 5.35 shall survive the Closing indefinitely.

     5.36 Receipt of Documents. Such Transferor Partner has received all Exhibits and Schedules described herein as attached hereto.

                  C. ADDITIONAL REPRESENTATIONS AND WARRANTIES
                     WITH RESPECT TO BORROWER PARTNERSHIP

     The Transferor Partnership represents, warrants and covenants to the BRI Partnership as of the date hereof as follows:

     5.37 Organization and Standing of the Borrower Partnership. The Borrower Partnership is a general partnership duly organized, validly existing and in good standing under the laws of the State of Maryland. The Borrower Partnership has all requisite power to maintain the Loan from Lender and to maintain the Borrower Partnership Loan to the Transferor Partnership and to carry on its business as presently being conducted and as proposed to be conducted. The Borrower Partnership is duly qualified to do business in all jurisdictions in which the failure to be so qualified would have a Material Adverse Effect on the Borrower Partnership's business.

     5.38 Compliance with Other Instruments, etc. The Borrower Partnership is not in violation of any term contained in the Borrower Partnership Agreement, or to the Transferor Partnership's knowledge in any other material instrument or contract to which the Borrower Partnership is a party, and to the Transferor Partnership's knowledge the Borrower Partnership is not in violation of any order, statute, rule or regulation applicable to it, except for such violations which would not have a Material Adverse Effect. Neither the execution, delivery and performance of this Agreement by the Transferor Partnership, nor the contribution of the Transferor Partnership Interests by the Transferor Partners hereunder, nor the assignment and transfer of the Borrower General Partnership Interest by the Borrower Corporate General Partner to the Borrower LLC General Partner will result in any Material Adverse Effect or be in conflict with or constitute a default under the Borrower Partnership Agreement or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Borrower Partnership.

     5.39 Partnership Capitalization. The Borrower Partnership Agreement (i) is the only agreement among the partners thereto relating to the organization, operation, or management of the Borrower Partnership, (ii) is in full force and effect and (iii) has not been amended or modified. The Transferor Partnership and the Borrower Corporate General Partner are the sole partners of the Borrower Partnership. The address of the Transferor Partnership and the Borrower Corporate General Partner is 124 Slade Avenue, Suite 200, Baltimore, Maryland 21208. Each of the Transferor Partnership and the Borrower Corporate General Partner owns a 50% general partnership interest in the Borrower Partnership. No partner of the Borrower Partnership is in default with respect to any capital contribution required to be paid by it pursuant to the Borrower Partnership Agreement. A true, correct and complete copy of the Borrower Partnership Agreement is attached hereto as Exhibit IX. The Borrower Partnership has no commitment to issue any right to purchase or acquire or to issue or distribute to the partners thereof any evidences of indebtedness or assets; and the Borrower Partnership has no obligation, contingent or otherwise, to purchase, redeem or otherwise acquire any interest in the Borrower Partnership or any interest therein or to make any distribution in respect thereof.

     5.40 Agreements; Affiliated and Extraordinary Transactions. Other than the Loan Documents and the Borrower Partnership Note, there are no agreements, oral or written to which the Borrower Partnership is a party or to which any agent of the Borrower Partnership is a party on behalf of the Borrower Partnership or has entered into on behalf of the Borrower Partnership.

     5.41 Intentionally Omitted.

     5.42 Title to Properties and Assets. The Borrower Partnership does not own, or otherwise hold any interest in, any assets other than the Borrower Partnership Loan to the Transferor Partnership.

     5.43 License; Permits; etc. Except for licenses, permits or authorizations previously obtained by the Borrower Partnership, no other material license, permit or authorization is necessary to own and operate the Borrower Partnership's business as such is presently conducted and neither the conduct of the Borrower Partnership's business nor any material portion thereof is dependent on the issuance or obtaining of any other license, permit or authorization.

     5.44 Liabilities. Except for the Loan, the Borrower Partnership has no indebtedness for borrowed money and the Borrower Partnership has not, directly or indirectly, created, incurred, assumed or guaranteed or otherwise become directly or indirectly liable for the payment of any borrowed money. Except for the Borrower Partnership Loan, no partner, nor any affiliate of any partner nor any employee of the Transferor Partnership or the Borrower Corporate General Partner is presently indebted to the Borrower Partnership for borrowed money and the Borrower Partnership is not presently indebted for borrowed money to any of the foregoing persons. As of the

Closing Date the Borrower Partnership shall have no liabilities or obligations (absolute or contingent) of any kind, other than liabilities under the Loan Documents and a contingent liability for recordation taxes if the Transferor Partnership or the Borrower Partnership defaults on the Loan after Closing. The Borrower Partnership has conducted its business only in the ordinary course and, except for the Loan and the Borrower Partnership Loan and the matters disclosed on Schedule 5.10, the Borrower Partnership has not created, permitted or allowed any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind with respect to any of its properties, businesses or assets.

     5.45 Tax Matters.

     (a) All federal, state, local and foreign tax returns and information statements required to be filed by or on behalf of the Borrower Partnership or for which the Borrower Partnership may have any liability have been accurately prepared in all material respects and duly and timely filed (or requests for extensions have been timely filed, granted and have not expired). As of the date hereof, there is no audit examination, deficiency or refund litigation or matter in controversy with respect to any taxes that might result in a determination materially adverse to the Borrower Partnership. All taxes due with respect to completed and settled examinations or concluded litigation have been paid.

     (b) The Borrower Partnership has not executed an extension or waiver that is currently in effect of any statute of limitations on the assessment or collection of any tax.

     (c) The Borrower Partnership does not know of (A) any audit or investigation of the Borrower Partnership with respect to any liability for taxes relating to the Borrower Partnership for which any partner thereof may be liable, or (B) any threatened claims or assessments for taxes against or relating to the Borrower Partnership.

     5.46 Employees. The Borrower Partnership has no employees, has not entered into any employment contracts, and has no obligations to pay any wages, withholding, social security taxes, unemployment insurance premiums or other similar employee benefits, payments or obligations.

     5.47 Retirement Obligations. The Borrower Partnership has not established any pension, retirement, profit sharing or similar plan or obligation, whether of a legally binding nature or in the nature of informal understandings.

     5.48 Powers of Attorney. Except for the Lender, as provided in the Loan Documents, no person holds a power of attorney from or agency agreement with the Borrower Partnership.

     5.49 Bank Accounts. On or before Closing, the Borrower Partnership shall have closed every bank account and safe deposit box of the Borrower Partnership for which any partners thereof or its representatives are signatories, and no representative of any such partner shall be a signatory on any other account or safe deposit box of the Borrower Partnership or shall have the power to borrow, discount debt obligations, cash or draw checks, or otherwise act on behalf of the Borrower Partnership in any dealings with any banks or other financial institutions.

     5.50 Bankruptcy. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other similar proceedings are pending or, to the Transferor Partnership's knowledge, threatened against the Borrower Partnership, nor are any of such proceedings, against or by the Borrower Partnership, anticipated or contemplated by the Borrower Partnership.

     5.51 Partnership Interest. Except as provided in the Borrower Partnership Agreement, no right (contingent or otherwise) to purchase or acquire the partnership interests in the Borrower Partnership held by the Transferor Partnership or the Borrower Corporate General Partner is authorized or outstanding. The Transferor Partnership owns and holds its interest in the Borrower Partnership and the stock of the Borrower Corporate General Partner free and clear of any liens, pledges and encumbrances of any kind whatsoever and free of any rights of assignment of any third party. The Borrower Corporate General Partner currently owns and holds, and, subject to the provisions of
Section 9.12 hereof, until immediately prior to Closing will own and hold, the Borrower General Partnership Interest free and clear of any liens, pledges and encumbrances of any kind whatsoever and free of any rights of assignment of any third party. Upon Closing, the Transfer Partnership shall own and hold its interest in the Borrower Partnership free and clear of any liens, pledges and encumbrances of any kind whatsoever, and free of any rights of assignment of any third party. Prior to Closing, the Transferor Partnership shall assign and transfer to the Transferor Agent all of the issued and outstanding stock of the Borrower Corporate General Partner. Subsequent to such assignment and transfer to the Transferor Agent but prior to Closing, the Transferor Agent shall cause the Borrower Corporate General Partner to assign and transfer the Borrower General Partnership Interest to the Borrower LLC General Partner (as defined in
Section 9.12 hereof) free and clear of any liens, pledges and encumbrances of any kind whatsoever and free of any rights of assignment of any third party, such that upon Closing the Transferor Partnership and the Borrower LLC General Partner will each own and hold a fifty percent (50%) general partnership interest in the Borrower Partnership.

                 D. REPRESENTATIONS AND WARRANTIES WITH RESPECT
                    TO THE BORROWER CORPORATE GENERAL PARTNER

     The Borrower Corporate General Partner represents, warrants and covenants to the BRI Partnership as of the date hereof as follows:

     5.52 Organization and Standing of the Borrower Corporate General Partner. The Borrower Corporate General Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. The Borrower Corporate General Partner has all requisite power to own its general partnership interest in the Borrower Partnership and to carry on its business as presently being conducted and as proposed to be conducted. The Borrower Corporate General Partner is duly qualified to do business in all jurisdictions in which the failure to be so qualified would have a Material Adverse Effect.

     5.53 Authorization. The Borrower Corporate General Partner has full power and authority to enter into and deliver this Agreement and on the Closing Date will have full power and authority to enter into each of the Borrower Corporate General Partner Closing Documents (as defined in Section 10.07 hereof) required to be executed and delivered by the Borrower Corporate General Partner under this Agreement, each in accordance with their respective terms, and on the Closing Date the Borrower Corporate General Partner Closing Documents will constitute valid and binding obligations, enforceable against the Borrower Corporate General Partner in accordance with their respective terms.

     5.54 Additional Authorization. Except as provided in Section 17.03, no approval of any person not a party to this Agreement is necessary for the assignment by the Borrower Corporate General Partner of the Borrower General Partnership Interest in the Borrower Partnership to the Borrower LLC General Partner and the performance of the Borrower Corporate General Partnership's obligations under this Agreement.

     5.55 Ownership. The Borrower Corporate General Partner has not received any written notice challenging the validity of the Borrower Corporate General Partner's title to the Borrower General Partnership Interest in the Borrower Partnership. The Borrower Corporate General Partner has not granted any rights, options, rights of first refusal or entered into other agreements of any kind which are currently in effect for the acquisition of the Borrower General Partnership Interest in the Borrower Partnership or any part thereof, except for the rights of the Borrower LLC General Partner and the BRI Partnership under this Agreement.

     5.56 Pre-Closing Deliveries Accurate. All of the materials delivered by the Borrower Corporate General Partner to the BRI Partnership pursuant to Section 4 or attached hereto as Schedules or Exhibits are true, accurate and complete in all material respects.

     5.57 Bankruptcy. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other similar proceedings are pending or, to the Borrower Corporate General Partner's knowledge, threatened against the Borrower Corporate General Partner, nor are any of such proceedings, against or by the Borrower Corporate General Partner, anticipated or contemplated by the Borrower Corporate General Partner.

                                    SECTION 6

                REPRESENTATIONS AND WARRANTIES OF BRI PARTNERSHIP

     The BRI Partnership represents, and warrants and covenants to the Transferor Partners as of the date hereof as follows:

     6.01 Partnership Agreement. The copy of the BRI Partnership Agreement attached hereto as Exhibit 1, a copy of which was furnished to the Transferor Agent prior to the execution of this Agreement, is a true, correct and complete copy of said BRI Partnership Agreement as amended to date. The BRI Partnership Agreement, as so delivered or made available, has not been modified and is in full force and effect in accordance with its terms as of the date hereof.

     6.02 Partnership Authority. (i) The BRI Partnership is a limited partnership duly organized and validly existing and in good standing under the laws of the State of Delaware with full power and authority to carry on its business; (ii) the BRI Partnership has the right, power and authority to issue the BRI Partnership Units and to operate its properties and to carry on its business as is presently being conducted and to enter into and perform all of the agreements and covenants contained in this Agreement and contemplated hereby and any other documents and instruments relating hereto or thereto; (iii) this Agreement and the documents to be executed and delivered by the BRI Partnership at Closing, upon execution and delivery will have been duly and validly authorized and executed by the BRI Partnership and will constitute the valid and binding obligations of the BRI Partnership, enforceable in accordance with their respective terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium and other laws for the relief of debtors theretofore or hereafter enacted to the extent that the same may be constitutionally applied; and (iv) assuming compliance with the terms of this Agreement and the BRI Partnership Agreement by the parties hereto and thereto other than the BRI Partnership, the execution and delivery by the

BRI Partnership of the BRI Partnership Units, this Agreement and all other documents and instruments contemplated hereby and the performance by the BRI Partnership of its obligations hereunder and thereunder do not and will not constitute a default under, or conflict with or violate, any provision of the BRI Partnership Agreement or any other material agreement to which the BRI Partnership is a party or by which the BRI Partnership is bound.

     6.03 Annual and Quarterly Reports. The BRI Partnership has delivered to the Transferor Partnership true and complete copies of the Annual Report on Form 10-K (and those portions of the Annual Report to Stockholders which are incorporated by reference therein) of the general partner of the BRI Partnership for the fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission, and all Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed by the general partner of the Partnership with the Securities and Exchange Commission since December 31, 1996 (the "SEC Filings"). The financial statements of the general partner of the BRI Partnership included or incorporated by reference in the SEC Filings and the PPM have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated assets, liabilities and financial position of the general partner of the BRI Partnership as of the dates thereof and the consolidated results of its operations and changes in cash flow for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year end adjustments).

     6.04 Governmental Consent, etc. Except as disclosed in the PPM, no consent, approval or authorization of, or designation, declaration or filing with, any governmental agency, commission, board or public authority is required on the part of the BRI Partnership in connection with the valid execution and delivery of this Agreement by the BRI Partnership and the performance of the BRI Partnership's obligations hereunder.

     6.05 Partnership Capitalization. The BRI Partnership Agreement (i) is the only agreement among the partners relating to the organization, operation, or management of the BRI Partnership, (ii) is in full force and effect and (iii) has not been amended or modified. A true, correct and complete copy of the BRI Partnership Agreement is attached hereto as Exhibit 1. Except as contemplated hereby or set forth in the SEC Filings, the BRI Partnership has no commitment to issue any right to purchase or acquire or to issue or distribute to any of the owners of partnership interests in the BRI Partnership (the "BRI Partners"), any evidences of indebtedness or assets and the BRI Partnership has no obligation, contingent or otherwise, to purchase, redeem or otherwise acquire any interest in the BRI Partnership or to make any distribution in respect thereof. Upon the Closing, good, valid and marketable title to the BRI

Partnership Units shall be vested in the Transferor Partners free and clear of any lien, claim, charge, pledge encumbrance, limitation, agreement or instrument whatsoever.

     6.06 Tax Matters.

     (a) All federal, state, local and foreign tax returns and information statements required to be filed by or on behalf of the BRI Partnership or for which the BRI Partnership may have any liability have been accurately prepared in all material respects and duly and timely filed (or requests for extensions have been timely field, granted and have not expired). As of the date hereof, there is no audit examination, deficiency or refund litigation or matter in controversy with respect to any taxes that might result in a determination materially adverse to the BRI Partnership. All taxes due with respect to completed and settled examinations or concluded litigation have been paid.

     (b) The BRI Partnership has not executed an extension or waiver that is currently in effect of any statute of limitations on the assessment or collection of any tax.

     (c) The BRI Partnership does not know of (A) any audit or investigation of the BRI Partnership with respect to any liability for taxes relating to the BRI Partnership for which any BRI Partner may be liable, or (B) any threatened claims or assessments for taxes against or relating to the BRI Partnership.

     (d) The BRI Partnership has previously delivered to the Transferor Partnership a true and complete copy of the BRI Partnership's Federal Income Tax Return for 1996, as filed with the Internal Revenue Service.

     6.07 Bankruptcy. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other similar proceedings are pending or, to the BRI Partnership's knowledge, threatened against the BRI Partnership, nor are any of such proceedings anticipated or contemplated by the BRI Partnership.

     6.08 Private Placement Memorandum. The PPM, as of the date thereof and as of the dates of any amendment thereof, did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     6.09 REIT Status. Commencing with BRI's taxable year ending December 31, 1991, BRI has been organized in conformity with the requirements for qualification as a

"real estate investment trust" and its method of operation has enabled and to BRI's knowledge should enable it to meet the requirements for qualification and taxation as a "real estate investment trust" under the Internal Code of 1986, as amended.

     6.10 Issuance of Units. The BRI Partnership Agreement provides, or prior to Closing will provide, for the issuance of the BRI Partnership Units. The BRI Partnership Units to be issued in connection with the transactions herein contemplated have been, or prior to their issuance will have been, duly authorized for issuance by the BRI Partnership to the Transferor Partners, and on the date of their issuance pursuant to the terms and conditions hereof will be validly issued, fully paid and non-assessable, free and clear of any liens, pledges and encumbrances of any kind whatsoever. Any and all shares of common stock of BRI exchangeable for BRI Partnership Units issued in connection with the transactions herein contemplated will be duly authorized, validly issued, fully paid and non-assessable, free and clear of any liens, pledges and encumbrances of any kind whatsoever. All issued and outstanding shares of common stock of BRI were issued in compliance with or in transactions exempt from the registration provisions of applicable federal and state securities laws.

     6.11 Receipt of Documents. The BRI Partnership acknowledges that it has received all of the documents described herein as delivered thereto (unless it has notified the Transferor Partnership otherwise in writing) and represents that there are no other documents known to the BRI Partnership which are required to be delivered hereunder which have not been so delivered.

     6.12 Litigation, etc. Except as described in the SEC Filings there is no material action, suit or, to the BRI Partnership's knowledge, proceeding or investigation pending or, to the BRI Partnership's knowledge, any threat thereof, against the BRI Partners, the BRI Partnership or its properties or any part thereof which questions the validity of this Agreement and the transactions contemplated hereby or the right of the BRI Partnership to enter into it, or which would likely have, either individually or in the aggregate, a material adverse effect on the business of the BRI Partnership as such is presently conducted.

     6.13 Title to Properties and Assets. The BRI Partnership or its subsidiaries or affiliates is the owner as described in the SEC Filings with good title to its properties as described in the SEC Filings, subject to such financings, easements, restrictions and other matters which do not have a material adverse effect on the operation of such properties in accordance with the BRI Partnership's past practices. Except as disclosed in the SEC Filings, the BRI Partnership does not own, or otherwise hold any interest in, any other material properties.

     6.14 Liabilities. Except as disclosed in the SEC Filings, the BRI Partnership has no material liabilities and the BRI Partnership has not, directly or indirectly, created, incurred, assumed or guaranteed or otherwise become directly or indirectly liable for the payment of any material amount of borrowed money.

     6.15 Environmental Compliance. Except as disclosed in the SEC Filings, no action has been commenced by any enforcement agency under any Environmental Laws which, if adversely determined, would have a material adverse effect on the BRI Partnership and BRI is not in material violation of any Environmental Laws to such an extent that it would have a material adverse effect on the BRI Partnership.

     6.16 Permits and Compliance with Laws. Except as disclosed in the SEC Filings, the BRI Partnership has not received written notice that (i) any material approvals, consents, permits, licenses or certificates of occupancy (whether governmental or otherwise) required for the current use and operation of any of its properties have not been granted, effected, renewed or performed and completed (as the case may be) or have been or are about to be revoked; (ii) any fees and charges therefor have not been fully paid; (iii) any of its properties, including the current use and occupancy thereof are in violation in any material respect of any laws or (iv) any governmental authority has a current plan that would adversely affect the continued use and operation of any of its properties as currently used and operated except, in the case of clauses
(i), (ii), (iii) and (iv), as would not have a Material Adverse Effect.

                                   SECTION 7

                             INSURANCE AND CASUALTY

     7.01 Maintenance of Insurance. Until the Closing Date, the Transferor Partnership shall cause the Transferor Partnership to maintain its present insurance on the Property which insurance in respect of fire and casualty shall be covered by a standard All-Risk Policy in the amounts as currently insured. A certificate or certificates of such insurance shall be provided to the BRI Partnership upon written request by the BRI Partnership. Subject to the provisions of Section 7.02, the risk of loss in and to the Property shall remain vested in the Transferor Partners until the Time of Closing.

     7.02 Casualty or Condemnation. If prior to the Time of Closing, the Improvements or any material portion thereof (having a replacement cost equal to or in excess of $750,000.00) are damaged or destroyed by fire or casualty, or if any material part of the Property is subject to any eminent domain notice or proceeding by any governmental entity (which shall mean for purposes of this Section 7.02 a proceeding which affects any units, parking spaces or material amenities), then the BRI Partnership shall have the option, exercisable by written notice given to the Transferor Partners at or prior to the Time of Closing, either to (a) terminate this Agreement, whereupon all obligations of all parties hereto shall cease, and this Agreement shall be void and without recourse to the parties hereto except for provisions which are expressly stated to survive such termination; or (b) proceed with the contribution and transfer of the Transferor Partnership Interests, and in such case, unless the Transferor Partners shall have previously restored the Property to its condition prior to the occurrence of any such damage or destruction, the Transferor Partners shall pay over or assign to the BRI Partnership, on behalf of the Transferor Partnership and the Borrower Partnership, all amounts received or due (plus an amount equal to any deductible under any insurance policy covering the Property) from, and all claims against, any insurance company or governmental entity as a result of such destruction or taking and there shall be no adjustment to the Consideration hereunder. If prior to the Time of Closing, any such damage or destruction shall occur having a replacement cost of less than $750,000.00 or if any eminent domain notice or proceeding is commenced which does not affect any material portion of the Property, the BRI Partnership shall proceed to accept the contribution and transfer of the Transferor Partnership Interests in accordance with the provisions of clause (b) above.

                                    SECTION 8

                                VIOLATIONS OF LAW

     8.01 Responsibility for Violations. All notices of material violations of laws, ordinances, regulations or insurance requirements ("Violations of Law"), which are issued or sent prior to the Closing Date by any governmental department, agency or bureau having jurisdiction as to conditions affecting the Property shall, to the extent reasonably practical be removed or complied with by the Transferor Partnership, at the expense of the Transferor Partnership, but in any event not to exceed $25,000.00, prior to the Closing Date; provided, however, that if Transferor Partnership is unable or unwilling, if the cost exceeds $25,000.00, to remove such Violations of Law or comply with such notices by the Closing Date, the BRI Partnership shall have the option to (i) terminate this Agreement, whereupon all obligations of all parties hereto shall cease and this Agreement shall be void and without recourse to the parties hereto, except for provisions which are expressly stated to survive such termination, or (ii) proceed with the transaction contemplated hereby in which event there shall be a reduction in the Consideration Amount in an amount necessary to enable the BRI Partnership to remove such Violations of Law, provided such reduction shall not in any event exceed $25,000.00, and the obligations of the Transferor Partnership with respect to such violations shall cease.

                                    SECTION 9

                          OBLIGATIONS PRIOR TO CLOSING

     The Transferor Partnership covenants that between the date of this Agreement and the Closing Date:

     9.01 No Lease Amendments. Other than ordinary course transactions consistent with past practice, the Transferor Partnership shall not, without the BRI Partnership's prior written consent (a) enter into any new lease for an apartment unit with a first-time tenant unless the lease is for a period of no more than one year and the rent shall be not less than the amount of the market rent noted on the Rent Roll for the respective apartment; or (b) amend any Lease for an apartment unit with an existing tenant, or (c) renew or extend any Lease for an apartment unit with an existing tenant unless the lease is for a period of not more than one year and that the rent for the amended, renewal or extension term shall not be less than the amount of rent noted on the Rent Roll, for the respective apartment; or (d) terminate any Lease except in the ordinary course of business or by reason of a default by the tenant thereunder or by reason of the provisions contained in the Lease or as required by applicable law.

     9.02 Condition of Units. Up to the Time of Closing, all apartment units on the Property which become vacant shall be maintained in accordance with the Transferor Partnership's usual and customary practice without regard to the Closing contemplated by this Agreement. Except as otherwise specifically provided herein, the BRI Partnership acknowledges and agrees that all properties with units will be delivered in "as is" condition.

     9.03 Continuation of Service Contracts. The Transferor Partnership shall not modify or amend any Service Contract or enter into any new service contract for the Property, without the prior written consent of the BRI Partnership which consent shall not be unreasonably withheld or delayed, provided no consent shall be required with respect to any of the foregoing so long as such service contract is terminable without penalty by the then owner of the Property upon not more than thirty (30) days' notice.

     9.04 Replacement of Personal Property. No personal property included as part of the Property shall be removed from the Property unless the same is replaced with similar items of at least equal quality prior to the Closing Date.

     9.05 Tax Procedure. Except as to the proceedings, if any, noted on Schedule
9.05 attached hereto, the Transferor Partnership shall not withdraw, settle or otherwise compromise any protest or reduction proceeding affecting real estate taxes assessed against the Property for any fiscal period in which the Closing Date is to occur or any subsequent fiscal period without the prior written consent of BRI Partnership. Real estate tax refunds and credits received after the Closing Date which are attributable to (i) the fiscal tax year during which the Closing occurs shall be apportioned between Transferor Partners and the BRI Partnership, based upon the relative time periods before and after the Closing, or (ii) any fiscal year prior to the fiscal year in which the Closing occurs shall be paid to the Transferor Partners, in either case after deducting the expenses of collection thereof, which obligation shall survive the Closing.

     9.06 Loan Compliance. The Transferor Partnership shall (a) make (or cause the Borrower Partnership to make) all payments of interest and principal and, if applicable, tax escrow, insurance escrow and other amounts required under the Note and other Loan Documents coming due thereunder prior to the Closing, in accordance with the terms thereof, (b) otherwise comply (and cause the Borrower Partnership to comply) with all of the material terms and provisions of the Loan Documents up to the Closing, (c) not alter or amend (or permit the Borrower Partnership to alter or amend) the Loan Documents, or seek or accept (or permit the Borrower Partnership to seek or accept) any waivers or extensions of time for payment or performance thereunder, except that the Transferor Partnership (and the Borrower Partnership) may extend the maturity date of the Loan to January 31, 1998 and shall use its good faith efforts to do so, and (d) not make (or permit the Borrower Partnership to make) any prepayment of principal under the Note. Without limitation of the foregoing, the Transferor Partnership shall
(a) make all payments of interest and principal and, if applicable, tax escrow, insurance escrow, and other amounts required under the Borrower Partnership Note coming due thereunder prior to the Closing in accordance with the terms thereof,
(b) otherwise comply with all of the material terms and provisions of the Borrower Partnership Note up to the Closing, (c) not alter or amend the Borrower Partnership Note, or seek or accept any waivers or extensions of time for payment or performance thereunder, except that the maturity date of the Borrower Partnership Loan may be extended to January 31, 1998 in the event that the maturity date of the Loan is extended to January 31, 1998 as provided above, and
(d) not make any prepayment of principal under the Borrower Partnership Note. All costs incurred in extending the maturity date of the Loan and the Borrower Partnership Loan shall be paid by the Transferor Partnership.

     9.07 Property Maintenance. The Transferor Partnership, in accordance with its normal practices and procedures, shall continue to maintain and to make all repairs and replacements to the Property so as to keep the Property in substantially its present condition, subject to the provisions of Section 7 hereof, and the Transferor Partnership shall operate and manage the Property in the same manner as it has operated the Property prior to the date hereof.

     9.08 Preservation of Partnership Business. On and after the date hereof, except with the prior written consent of the BRI Partnership or as otherwise provided in this Agreement, the Transferor Partnership shall not cause, acquiesce in, or agree to:

     (a) any material amendment of the Transferor Partnership Agreement;

     (b) any willful action by the Transferor Partnership which would render any of the representations and warranties contained in Section 5 hereof untrue in any respect at and as of the Closing Date with the same effect as though such representations and warranties had been made at and as of the Closing Date;

     (c) Merge or consolidate with any other entity or permit any other entity to merge into it; acquire any stock or partnership interests; effect any reorganization or recapitalization; or acquire any material assets of any other person, partnership, corporation, or business organization;

     (d) Except in the ordinary course of business and consistent with past practices, (i) incur any absolute or contingent liabilities; make or incur obligations for any capital expenditures except as contemplated by the Transferor Partnership's fiscal 1997 operating budget; (ii) waive or release any right or cancel or compromise any debt or claim except in the ordinary course of business; or (iii) otherwise enter into any contract, transaction or agreement which shall survive the Closing (except as permitted by Section 9.03);

     (e) Except as permitted as set forth on Schedule 9.06 hereof, incur any liabilities for the repayment of borrowed money, whether directly or by way of guaranty, including any obligation for borrowed money or evidenced by any note, bond, debenture or similar instrument;

     (f) Enter into any agreement, transaction or arrangement with any affiliate that will survive the Closing;

     (g) Mortgage or subject the Property or any part thereof to a lien or other encumbrance, allow any mechanic's or materialmen's lien to attach against the Property, cause or permit to be placed or recorded any document affecting title to any portion of the Property, or subject any portion of the Property to any option contract or sales contract;

     (h) Sell, transfer, or otherwise dispose of or remove or permit the removal from the Property of any fixtures, mechanical equipment or any other assets of the Transferor Partnership unless the same is replaced with similar items of at least equal quality or make or permit to be made any material alterations to or upon the Improvements on the Property, other than customary maintenance repairs.

     (i) Except as permitted as set forth on Schedule 9.06 hereof, enter into any agreement cancelling, terminating or modifying the Loan.

     (j) Any act or omission of Borrower Partnership which would be inconsistent with the foregoing provisions of this Section 9.08.

     9.09 Conduct of Business. Except with the prior written consent of BRI Partnership, on and after the date hereof the Transferor Partnership shall conduct its business only in the ordinary course as heretofore conducted and do the following:

     (a) Subject to the provisions of Section 8.01 hereof, comply with all regulations and laws applicable to it in the conduct of its business;

     (b) Keep in full force and effect insurance coverage with reputable insurers, which in respect of amounts, types and risks insured is that which its management reasonably believes to be adequate for the business conducted by it;

     (c) Duly and timely file, or obtain appropriate extensions of the time for filing, all material reports, and all tax returns and other material documents required to be filed with federal, state, local and other authorities;

     (d) Unless it is contesting the same in good faith and has established reasonable reserves therefor, pay when required to be paid all taxes indicated by its tax returns or otherwise lawfully levied or assessed upon it, or any of its properties or assets, or which it is otherwise legally obligated to pay;

     (e) Comply in all material respects with each and every undertaking, covenant and obligation of landlord under the Leases and as obligor under the Loan Documents, including up to the Closing Date; and

     (f) Pay or cause to be paid all material debts, and other material obligations incurred by the Transferor Partnership in connection with the use and ownership of the Property up to the date of Closing; provided, however, that the Transferor Partnership shall, in the case of the Loan, comply with the provisions of Section 9.06 hereof.

     (g) Cause the Borrower Partnership to conduct its business in the ordinary course as heretofore conducted and to take such actions as are consistent (and refrain from taking any actions which are inconsistent) with the foregoing requirements of this Section 9.09.

     9.10 Access to Information. Upon reasonable notice and during regular business hours, the Transferor Partnership will give the BRI Partnership and their attorneys, accountants, and other representatives reasonable access to Transferor Partnership's and the Borrower Partnership's personnel and all properties, documents, contracts, books, and records of the Transferor Partnership, relating to the consummation of the transactions contemplated hereunder and will furnish the BRI Partnership with copies of such documents (certified by the Transferor Partnership if so requested) and with such information with respect to the affairs of the Transferor Partnership and the Borrower Partnership as the BRI Partnership may from time to time reasonably request.

     9.11 Audited Financial Statements. In connection with the Public Offering and the Private Placement (each as defined in Section 17.04 hereof) the Transferor Partnership shall provide the BRI Partnership such additional documentation and information as the SEC shall require.

     9.12 Transfer of Stock of Borrower Corporate General Partner and Assignment of Partnership Interest in Borrower Partnership. Prior to Closing, the Transferor Agent, on behalf of the Transferor Partnership and pursuant to the power of attorney granted to it under Section 19.04, shall transfer all of the issued and outstanding stock in the Borrower Corporate General Partner to the Transferor Agent. Immediately prior to Closing, (i) the Transferor Agent shall cause the Borrower Corporate General Partner to assign its Borrower General Partnership Interest in the Borrower Partnership to a limited liability company formed by the BRI Partnership, all of the membership interests in which shall be owned by the BRI Partnership or an affiliate thereof (the "Borrower LLC General Partner") and (ii) the Transferor Agent shall cause the Borrower Corporate General Partner to withdraw as a general partner of the Borrower Partnership, such that, at Closing, the Borrower Partnership shall validly exist as a Maryland general partnership, having as its sole general partners the Transferor Partnership and the Borrower LLC General Partner, each of which shall hold a 50% general partnership interest in the Borrower Partnership.

                                   SECTION 10

                  TRANSFEROR PARTNER'S CLOSING OBLIGATIONS AND
               POST-CLOSING AGREEMENTS, RESTRICTIONS AND INDEMNITY

     10.01 Closing, Deliveries and Obligations. At or prior to the Closing, the Transferor Partners shall deliver the following to the BRI Partnership (the "Transferor Partners Closing Documents"):

     (a) Assignment of Transferor Partnership Interests. An assignment of the Transferor Partnership Interests from each of the respective Transferor Partners to the BRI Partnership and a designee of the BRI Partnership in such a manner as not to result in the dissolution of the Transferor Partnership in the form of the Transferor Assignment attached hereto as Exhibit III, duly executed and delivered by each of the Transferor Partners, which shall transfer the Transferor Partnership Interests to the BRI Partnership and such designee free and clear of any lien, pledge, restriction, encumbrance or other claim by any third party.

     (b) UCC Search - Transferor Partners. A Uniform Commercial Code lien search for each of the Transferor Partners, the Borrower Corporate General Partner and the Transferor Partnership, indicating that the partnership interest of each Transferor Partner in the Transferor Partnership and of the Transferor Partnership and of the Borrower Corporate General Partner in the Borrower Partnership is unencumbered by any security interest therein, and the cost of which shall be paid one-half by the Transferor Partners.

     (c) Amended Transferor Partnership Agreement. The Amended Transferor Partnership Agreement in the form of Exhibit IV hereto duly executed and delivered by the Transferor Partners, pursuant to which the Transferor Partners shall withdraw as partners from the Transferor Partnership.

     (d) Opinion. An opinion of counsel satisfactory to the BRI Partnership to the effect that each of the Transferor Partnership, the Borrower Partnership and the Borrower Corporate General Partner has been duly formed in accordance with Maryland law and is validly existing and in good standing under such laws, that to the best of such counsel's knowledge the Transferor Partners are all of the partners of the Transferor Partnership, and that immediately prior to the assignment and transfer of the Borrower General Partnership Interest by the Borrower Corporate General Partner to the Borrower LLC General Partner as described in Section 9.12 hereof, the Transferor Partnership and the Borrower Corporate General Partner were all of the partners of the Borrower Partnership, that no state transfer taxes, sales tax, excise tax or transfer stamps are required to consummate the transactions contemplated by this Agreement and as to such other matters as are customarily required in Baltimore, Maryland in connection with the transactions contemplated under this Agreement. The opinion shall also provide that such counsel has no knowledge that the Transferor Assignments have not been duly executed and delivered by each of the Transferor Parties and that the

Borrower Partnership Assignment has not been duly executed and delivered by the Borrower Corporate General Partner.

     (e) BRI Partnership Amendment and BRI Questionnaire. The BRI Partnership Amendment in the form of Exhibit 3 attached hereto, duly executed and delivered by the Transferor Partners and a BRI Questionnaire, in the form of Exhibit 5 attached hereto, duly executed by each of the Transferor Partners.

     (f) Occupancy Permit. Certificates of Occupancy (or other evidence reasonably acceptable to the BRI Partnership) from the local authority having jurisdiction over the construction and occupancy of the Improvements.

     (g) Evidence of Tax Payments. Evidence, reasonably acceptable to the BRI Partnership, that all real estate taxes and personal property taxes and special assessments, if any, affecting the Property for calendar years 1996 and 1997, which are due and payable at the Closing have been paid unless contested in good faith and reasonable reserves are established therefor.

     (h) Lease Records. Original copies of all Leases, together with photocopies of all rent records (including an updated Rent Roll in the same format as the Rent Roll attached as Schedule D dated as of the last day of the month preceding the month in which the Closing occurs), and related documents in the possession or under the control of the Transferor Partnership. Such records shall include a schedule of all cash security deposits and credit to the BRI Partnership in the amount of such security deposits, including interest thereon, if any, held by the Transferor Partnership at the Closing Date under the Leases and a schedule updating the Rent Roll and setting forth all arrears in rents and all prepayments of rents.

     (i) Plans, Specifications, Warranties and Guaranties. To the extent in the possession of the Transferor Partnership, original copies (or photocopies if original copies are unavailable to the Transferor Partnership) of all current site plans, surveys, soil and substrata studies, architectural drawings, plans and specifications, engineering plans and studies, floor plans, landscape plans and other plans or studies of any kind that relate to all or any part of the Property. The Transferor Partnership shall also deliver, to the extent in the possession of the Transferor Partnership: original copies of all certificates, licenses, permits, authorizations and approvals issued for or with respect to the Property by governmental and quasi-governmental authorities having jurisdiction, except that photocopies may be substituted if the originals are posted at the Property.

     (j) Title Affidavits. Affidavits and indemnities from each Transferor Partner executed by the Transferor Agent pursuant to the power of attorney granted under Section 19.04 in the form of Exhibits VII and VIII, respectively, as required by the Title Insurer in order to issue the non-imputation endorsement and fairways endorsement and to omit from its title insurance policy all exceptions for (i) judgments, bankruptcies or other returns against persons or entities whose names are the same as or similar to the Transferor Partnership's name; (ii) parties in possession other than under the rights to possession granted under the Leases; and (iii) mechanics' liens.

     (k) Notices of Transfer. Sufficient original letters, executed by the Transferor Agent, advising the tenants under the Leases of the transfer of ownership of the Transferor Partnership to the BRI Partnership and directing that all rents and other payments thereafter becoming due under the Leases be sent as the BRI Partnership may direct.

     (l) Certificate as to Representations and Warranties. A certificate by the Transferor Agent to the effect that, to its knowledge, all of the representations and warranties of the Transferor Partnership set forth in this Agreement remain true and correct as of the Closing Date.

     (m) Intentionally Omitted.

     (n) Non-Foreign Affidavit. The Transferor Partners shall execute and deliver to the BRI Partnership and the BRI Partnership's counsel, at Closing such evidence as may be reasonably required by the BRI Partnership to show compliance by the Transferor Partners with the Foreign Investment and Real Property Tax Act, Internal Revenue Code Section 1445(b)(2), as amended.

     (o) Lender Estoppel Letter. An estoppel letter dated within thirty (30) days of the Closing Date (the "Lender Estoppel Letter"); the form of the Lender Estoppel Letter shall be mutually agreed upon by the parties during the Financing Assumption Period (as defined in Section 17.03). However, the BRI Partnership will require, at a minimum, that the Lender Estoppel Letter set forth (i) Lender consent to the contribution of the Transferor Partnership Interests, as contemplated herein, the transfer of the ownership of the Transferor Partnership to the BRI Partnership, the assignment by the Borrower Corporate General Partner to the Borrower LLC General Partner of the Borrower General Partnership Interest in the Borrower Partnership, and the withdrawal of the Borrower Corporate General Partner and the admission of the Borrower LLC General Partner as a fifty percent (50%) general partner of the Borrower Partnership, and (ii) the following matters: (A) the Note and other Loan Documents are in full force and effect; (B) to the Lender's knowledge, no default exists under the Note, the Guaranty or any other Loan Document; (C) the amount of the outstanding unpaid principal balance of the Note, and the date to which interest and principal have been paid on the Note; and (D) the amount of any real estate tax escrow, insurance escrow and other escrows or reserves held by Lender.

     (p) UCC Search - Property. A Uniform Commercial Code lien search showing no Uniform Commercial Code filing (other than in respect of the Loan Documents) or judgment or tax lien filings against (i) the Transferor Partnership with respect to the Property, (ii) the Borrower Partnership with respect to any of its assets, or (iii) the Borrower Corporate General Partner with respect to its interest in the Borrower Partnership, which searches shall be dated not earlier than thirty (30) days prior to the Closing and the cost of which shall be paid one-half by the Transferor Partners and one-half by the BRI Partnership.

     (q) Other Documents. Such other documents, instruments or agreements which the Transferor Partners are required to deliver to the BRI Partnership pursuant to any other provisions of this Agreement or which the BRI Partnership may, either at or subsequent to the Closing, deem reasonably necessary in order to consummate the transactions contemplated by this Agreement or to better vest in the BRI Partnership title to the Transferor Partnership Interests. The provisions of this Section 10.01(q) shall survive the Closing indefinitely.

     10.02 The Transferor Partners' Expenses. The Transferor Partners shall pay all loan assumption fees, all transfer taxes and documentary stamps, if any, in connection with the transfer of title to the Property to the Transferor Partnership described in Section 5.08 hereof, and one-half of all: (i) Title Insurance and Survey costs, (ii) escrow and recording costs (iii) transfer taxes and documentary stamps, if any, in connection with the assignment and transfer of the Transferor Partnership Interests as contemplated herein, and (iv) UCC Search costs. The Transferor Partners also shall pay their pro rata share of the fees and expenses attributable to the transactions contemplated by this Agreement in accordance with the provisions of Section 19.03 and all of the fees and expenses of their own separate legal, tax or other advisors.

     10.03 Accuracy of Representations and Warranties. Each Transferor Partner and the Borrower Corporate General Partner agrees that such Transferor Partner or the Borrower Corporate General Partner, as the case may be, will notify the Transferor Partnership and the BRI Partnership in writing on or prior to the Closing Date if any of the representations and warranties of such Transferor Partner or the Borrower Corporate General Partner, as the case may be, cease to be true and correct on and as of the Closing Date. Each Transferor Partner and the Borrower Corporate General Partner further agrees that, subject to Section 10.05(g), if no such notice is given to the Transferor Partnership and the BRI Partnership, the representations and warranties of such Transferor Partner or the Borrower Corporate General Partner, as the case may be, shall be deemed to be true and correct on and as of the Closing Date and that the BRI

Partnership and the Transferor Partnership shall be entitled to rely on the agreements contained in this Section 10.03.

     10.04 Post-Closing Restrictions on the Transferor Partners. In order to induce the BRI Partnership to enter into this Agreement, each Transferor Partner, hereby agrees that until the tenth (10th) day following the first anniversary of the Closing:

     (a) each Transferor Partner shall continue to own and hold, and shall not assign, transfer, distribute to its partners or otherwise dispose of any of the BRI Partnership Units received by it pursuant to this Agreement except to the extent permitted under Section 9 of the BRI Partnership Agreement;

     (b) no Transferor Partner shall transfer or exchange the BRI Partnership Units for shares of common stock of BRI;

     (c) except for the pledge of BRI Partnership Units by Morton Gorn, Stephen
M. Gorn and John B. Colvin, or an entity controlled by them, given to the BRI Partnership pursuant to the Pledge Agreement (described on Schedule K), no Transferor Partner shall mortgage, pledge, create a security interest in or lien on or otherwise hypothecate or encumber any of such BRI Partnership Units except as permitted under the BRI Partnership Agreement;

     (d) the provisions of this Section 10.03 shall survive the Closing indefinitely.

     10.05 Indemnification.

     (a) The Transferor Partners' Indemnity. In the event the parties proceed to Closing, each Transferor Partner agrees, severally and not jointly, to indemnify and hold the BRI Partnership harmless against and with respect to (i) any loss or damage (including reasonable attorney's fees) to the BRI Partnership subsequent to the Closing Date, resulting from (A) any inaccuracy in or breach of any representation or warranty of the Transferor Partnership set forth in
Section 5A or Section 5C, or of such Transferor Partner set forth in Section 5B or of the Borrower Corporate General Partner set forth in Section 5D, or (B) resulting from any breach or default by the Transferor Partnership, such Transferor Partner or the Borrower Corporate General Partner of any obligation of the Transferor Partnership, such Transferor Partner or the Borrower Corporate General Partner under this Agreement or (ii) from liabilities for borrowed money (other than the payments under the Loan due after the Closing) incurred by the Transferor Partnership, the Borrower Partnership, the Borrower Corporate General Partner or the Property prior to the Closing; provided that no Transferor Partner shall be required to indemnify the BRI Partnership for any amounts in excess of 50% of the fair market value of the BRI Partnership Units received by such Transferor Partner as of the date such indemnification obligation is satisfied (except for indemnification obligations with respect to representations of each of the Transferor Partners in Section 5.34, which shall be limited to 100% of the fair market value as of the date such indemnification obligation is satisfied of the BRI Partnership Units received by such Transferor Partner) (collectively, the "Cap"); and provided further that to the extent any of the Transferor Partners have any indemnification obligation to the BRI Partnership, the Transferor Partners may elect to satisfy such indemnification obligation by directing the BRI Partnership to cancel such amount of BRI Partnership Units acquired by such Transferor Partner pursuant to this Agreement having a fair market value (measured at the time such BRI Partnership Units are returned or cancelled) equal to the indemnification obligation of such Transferor Partner.

     (b) The BRI Partnership's Indemnity. In the event the parties proceed to Closing, the BRI Partnership agrees to indemnify and hold the Transferor Partners harmless against and with respect to (i) any loss or damage (including reasonable attorney's fees) to the Transferor Partners, subsequent to the Closing Date, resulting from (A) any inaccuracy in or breach of any representation or warranty of the BRI Partnership or (B) resulting from any breach or default by the BRI Partnership of any obligation of the BRI Partnership under this Agreement or (ii) from liabilities of the Transferor Partnership or the Property after the Closing (except for such liabilities resulting from a breach or default by the Transferor Partners or the Transferor Partnership for which the BRI Partnership is indemnified under Section 10.05(a) above); provided that the BRI Partnership shall not be required to indemnify any Transferor Partner under Section 10.05(b)(i) for any amounts in excess of 50% of the fair market value as of the date such indemnification obligation is satisfied of the BRI Partnership Units received by such Transferor Partner (except for indemnification obligations with respect to Sections 6.10 and 11.03 which shall be limited to 100% of the fair market value as of the date such indemnification obligation is satisfied of the BRI Partnership Units received by such Transferor Partner).

     (c) The indemnification obligations of the Transfer Partners and the BRI Partnership, respectively, with respect to any representation or warranty, shall be limited to claims made prior to the last date of survival thereof set forth in Section 16. No such claim for indemnification shall be deemed due and payable unless such claim has been agreed to by the parties or has been finally determined by a final, non-appealable judicial decision.

     (d) The amount of the indemnifying party's liability under this Agreement shall be determined taking into account any applicable insurance proceeds actually received by, and other savings that actually reduce the impact of losses upon, the indemnified party.

     (e) Neither the BRI Partnership nor any of the Transferor Partners shall have any liability for claims made under Section 10.05(a) or 10.05(b) unless and until the aggregate amount of all losses incurred exceeds $50,000 (in which case the indemnifying party shall be liable for the portion of losses exceeding $50,000).

     (f) The indemnification provided in this Section 10 shall be the sole and exclusive remedy after the Closing Date for damages available to the BRI Partnership or the Transferor Partners for a breach of any of the terms, conditions, representations or warranties contained herein, and each party acknowledges and agrees that other than the representations and warranties set forth herein, no other representations and warranties are being made with respect to the BRI Partnership, the Transferor Partnership or the Property.

     (g) Each of the Transferor Partners, the Transferor Partnership and the BRI Partnership acknowledge and agree that, unless otherwise agreed to in writing by all the parties, from and after the Closing, each of the parties hereto will be deemed to have waived any right to seek indemnification hereunder from the other party for any breach or default of a representation, warranty or obligation hereunder by such other party to the extent that the party seeking indemnification had actual knowledge of such breach or default by such other party on or prior to Closing.

     10.06 Post-Closing Tax Matters. As a result of the Closing, the Transferor Partnership shall terminate for federal income tax purposes pursuant to Section 708(b)(1)(B) of the Code and its tax year shall close on the Closing Date. The Transferor Agent shall prepare and timely file any federal, state, local and foreign tax or information returns due after Closing that are required to be filed by or on behalf of the Transferor Partnership with respect to all tax years or periods ending on or prior to the Closing Date. The Transferor Agent shall prepare and timely file the terminating tax returns for the Transferor Partnership resulting from the consummation of the transactions contemplated under this Agreement, provided, however, that such tax returns shall be prepared in accordance with the terms and provisions of this Agreement and provided further, that prior to the filing thereof the Transferor Agent shall submit the terminating tax returns to the BRI Partnership for its review and approval, which shall not be unreasonably withheld or delayed. The BRI Partnership shall assist the Transferor Agent in obtaining such data and information regarding the Transferor Agent to permit the Transferor Partnership to prepare such returns or to respond to any audits or assessments for the periods covered by such returns.

     10.07 Pre-Closing Obligations of Borrower Corporate General Partner. Prior to the Closing, the Borrower Corporate General Partner shall deliver the following to the BRI Partnership (the "Borrower Partnership Closing Documents"):

     (a) Assignment of Borrower General Partnership Interests. An assignment of the Borrower General Partnership Interest held by the Borrower Corporate General Partner in the Borrower Partnership to the Borrower LLC General Partner in such a manner as not to result in the dissolution of the Borrower Partnership, in the form of the Borrower Partnership Assignment attached hereto as Exhibit X, duly executed and delivered by the Borrower Corporate General Partner, which shall transfer such Borrower General Partnership Interest in the Borrower Partnership to the Borrower LLC General Partner free and clear of any lien, pledge, restriction, encumbrance or other claim by any third party (the "Borrower Partnership Assignment").

     (b) Amended Borrower Partnership Agreement. An Amended Borrower Partnership Agreement in the form and substance satisfactory to the BRI Partnership duly executed and delivered by the Borrower Corporate General Partner, pursuant to which the Borrower Corporate General Partner shall withdraw as a partner from the Borrower Partnership.

                                   SECTION 11

                      BRI PARTNERSHIP'S CLOSING OBLIGATIONS
                           AND POST-CLOSING AGREEMENTS

     11.01 Closing Deliveries and Agreements. At the Closing, the BRI Partnership shall:

     (a) Transfer of Consideration; Execution and Delivery of BRI Partnership Amendment, Confirmation and Registration Rights Agreement. Deliver to the Transferor Partners (i) the Consideration, as the same shall be adjusted for apportionments under Section 12 and any adjustments thereto required pursuant to the express provisions this Agreement, (ii) the BRI Partnership Confirmations in the form attached hereto as Exhibit 2, (iii) the BRI Partnership Amendment, in the form attached hereto as Exhibit 3 duly executed by BRI Apartments and (iv) the Registration Rights Agreement in the form attached hereto as Exhibit 4 duly executed by BRI.

     (b) Execution and Delivery of Transferor Assignments and Amended Transferor Partnership Agreement. Deliver to the Transferor Partners (i) the Transferor Assignments duly executed by the BRI Partnership and (ii) the Amended Transferor Partnership Agreement duly executed by the BRI Partnership or its designees, pursuant to which the BRI Partnership, or its designees, shall be admitted as partners of the Transferor Partnership.

     (c) Execution and Delivery of Borrower Partnership Assignment and Amended Borrower Partnership Agreement. Cause the Borrower LLC General Partner to deliver to the Borrower Partnership and the Borrower Corporate General Partner
(i) the Borrower Partnership Assignment duly executed by the Borrower LLC General Partner and (ii) the Amended Borrower Partnership Agreement, duly executed by the Borrower LLC General Partner, pursuant to which the Borrower LLC General Partner shall be admitted as a fifty percent (50%) general partner of the Borrower Partnership.

     (d) Opinion. An opinion of counsel satisfactory to the Transferor Partners to the effect that the BRI Partnership has been duly formed in accordance with Delaware law and is validly existing and in good standing under such laws, that the BRI Partnership Amendment has been duly executed and delivered, that no state transfer taxes, sales tax, excise tax or transfer stamps are required in connection with the issuance of the BRI Partnership Units to the Transferor Partners as contemplated by this Agreement and as to such other matters as are customarily required in Baltimore, Maryland in connection with the transactions contemplated under this Agreement. The opinion shall also provide that, based solely on a certification of BRI, commencing with BRI's taxable year ending December 31, 1991, BRI has been organized in conformity with the requirements for qualifications as a "real estate investment trust" and its method of operation has enabled and will enable it to meet the requirements for qualification and taxation as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended.

     (e) Certificate as to Representations and Warranties. Deliver to the Transferor Partners a certificate by the BRI Partnership to the effect that all of the representations and warranties of the BRI Partnership set forth in this Agreement remain true and correct as of the Closing Date.

     (f) Evidence of Existence and Authority. A certificate issued by the Secretary of State of the State of Delaware dated no earlier than 30 days prior to the Closing Date certifying as to the good standing and valid existence of the BRI Partnership.

     (g) BRI Partnership Agreement. Deliver to the Transferor Partners a true and correct copy of the BRI Partnership Agreement, as amended and in effect on the Closing Date, certified as such by an officer of the general partner of the BRI Partnership.

     (h) Other Documents. Such other documents, instruments or agreements which the BRI Partnership is required to deliver to the Transferor Partners pursuant to any other provisions of this Agreement or which the Transferor Partners may, either at or subsequent to the Closing, deem reasonably necessary in order to consummate the transactions contemplated by this Agreement or to better vest in the Transferor Partners title to the BRI Partnership Units. The provisions of this Section 11.01(h) shall survive the Closing indefinitely.

     11.02 Partnership's Expenses. The BRI Partnership shall pay its own counsel fees and one-half of all (i) Title Insurance and Survey costs, (ii) escrow and recording costs and (iii) transfer taxes and documentary stamps, if any, in connection with the assignment and transfer of the Transferor Partnership Interests as contemplated herein, and (iv) UCC search costs.

     11.03 Post-Closing Agreements of the BRI Partnership.

     (a) The BRI Partnership hereby grants the Transferor Partners, in their capacity as a limited partner of the BRI Partnership and so long as the Transferor Partnership has not dissolved, terminated or liquidated, the right to receive the Transferor Partnership Interests as a distribution in kind in satisfaction of the Transferor Partners' distribution rights under Section 8.2 of the BRI Partnership Agreement. If the Transferor Partnership Interests are contributed by the BRI Partnership to a Subsidiary Entity (as defined in the BRI Partnership Agreement), the BRI Partnership shall cause such Subsidiary Entity, to take such actions as may be necessary to effectuate the foregoing right granted by the BRI Partnership to the Transferor Partners.

     (b) Until the expiration of the period (the "No Transfer Period") ending on the earlier of (I) such time as all of the Transferor Partners have redeemed all of the BRI Partnership Units received by the Transferor Partners hereunder for cash or for shares of BRI common stock or (II) seven (7) years from the Closing Date, neither the BRI Partnership nor BRI shall allow the sale or transfer of either the Transferor Partnership Interests or the Property, except for (i) transfers that are fully tax-free to partnerships in which the BRI Partnership has an interest, (ii) exchanges that are fully tax-free pursuant to Section 1031 of the Code and (iii) involuntary transfers which shall include, without limitation, a foreclosure, a deed-in-lieu of foreclosure, a condemnation or a liquidation of the BRI Partnership or BRI, provided that in the event of a condemnation, the BRI Partnership shall use reasonable efforts to reinvest the net condemnation proceeds in accordance with Section 1033 of the Code and hold the same until the expiration of the No Transfer Period.

     (c) Until the expiration of the No Transfer Period, neither the BRI Partnership nor BRI shall allow the Transferor Partnership to refinance the Loan for an amount less than the outstanding principal balance of the Loan as of Closing or to make any payment of principal under the Loan, except as part of regularly scheduled amortization payments, or except as contemplated in Section
11.04 hereof, or as otherwise required by the holder of the Loan under the Loan Documents, or change the terms in a manner that would change the Loan from nonrecourse to recourse within the meaning of Section 752 of the Code and the regulations promulgated thereunder.

     (d) Section 704(c) Method. The BRI Partnership shall elect the "traditional method" as described in Treasury Regulation Section 1.704-3(b) with respect to allocations required by Code Section 704(c) relating to the interests in the Transferor Partnership contributed by the Transferor Partners and the assets of the Transferor Partnership.

     (e) Allocation of Excess Nonrecourse Liabilities. For purposes of allocating the "excess nonrecourse liabilities" (within the meaning of Treasury Regulations Section 1.752-3(a)(3)) of the BRI Partnership among the partners (including the Transferor Partners), the BRI Partnership will allocate one-half of such excess nonrecourse liabilities among its partners based upon each partner's relative number of BRI Partnership Units (taking into account Restricted Distribution BRI Partnership Units) and the remainder of such excess nonrecourse liabilities will be allocated among the partners based on each partner's relative share of the BRI Partnership's Section 704(c) "minimum gain." The foregoing method shall not be modified by the BRI Partnership until the expiration of the No Transfer Period without the consent of the Transferor Agent (which consent may only be granted if none of the Transferor Partners is materially adversely affected unless the consent of such materially adversely affected Transferor Partners is obtained), provided however that in the event of a change in the Code, the Treasury Regulations, or published Internal Revenue Service ("IRS") rulings, notices or other administrative guidance, or in any private letter ruling issued to a taxpayer other than the BRI Partnership (any such change, a "Change in Law") such that, in the reasonable opinion of tax counsel to the BRI Partnership, based on such Change in Law, either (i) the foregoing method is no longer legally permissible, (ii) or an alternative method, not previously permitted, which results in more favorable tax consequences to each of the limited partners, including the Transferor Partners, of the BRI Partnership is currently permitted, the BRI Partnership, shall be entitled, without the consent of the Transferor Agent, to adopt an alternative method, provided further that, in the case of clause (i), the BRI Partnership shall choose the alternative method that minimizes to the extent reasonably possible, the adverse tax consequences to the Transferor Partners.

     (f) The provisions of this Section 11.03 shall survive the Closing indefinitely.

     11.04 Post-Closing Refinancing. Notwithstanding the provisions of Section 11.03(c) hereof, the BRI Partnership and BRI shall cause the Transferor Partnership within 90 days after the Closing Date to refinance the Loan with a new non-recourse loan (the "New Loan") for an amount not less than $5,630,000 for a term not less than seven years, for an interest rate not to exceed that available under the Tier 2 FNMA Underwriting Guidelines and upon such other terms and conditions as may be satisfactory to the BRI Partnership and BRI. The Transferor Partners shall pay all costs and expenses incurred by the Transferor Partnership, the BRI Partnership or BRI in connection with such refinancing, including, without limitation, loan origination fees, lender legal fees and all other expenses charged by the refinancing lender and the Transferor Partnership's, the BRI Partnership's or BRI's attorneys' fees and costs (collectively, "Refinancing Costs"), but excluding any escrow required to be established with the refinancing lender and the cost of any repairs or replacements required by the refinancing lender. At Closing, the Transferor Partners shall deposit in escrow a sum (the "Refinancing Escrow Amount") equal to the lesser of (a) two (2%) percent of the principal amount of the New Loan as estimated by the BRI Partnership at the time of Closing (but in any event not more than $112,700), or
(b) an amount mutually agreed to by the Transferor Agent and the BRI Partnership, with a mutually acceptable escrow agent and pursuant to a mutually acceptable escrow agreement. The Refinancing Escrow Amount shall be used to pay for the Refinancing Costs. The amount to be deposited by each Transferor Partner shall be proportionate to the number of BRI Partnership Units to be received by each Transferor Partner at Closing in accordance with the Transferor Allocation Schedule. In the event that the actual Refinancing Costs are less than the Refinancing Escrow Amount, the difference shall be refunded to the Transferor Agent who shall distribute such refund to the Transferor Partners in proportion to their respective contributions to the Refinancing Escrow Amount. Once the Loan is refinanced under this Section, the provisions of Section 11.03(c) shall apply to the New Loan as fully and completely as if all references in Section 11.03(c) to the Loan instead referred to the New Loan and all references to the Loan shall be deemed to refer to the New Loan.

                                   SECTION 12

                 APPORTIONMENTS AND ADJUSTMENTS TO CONSIDERATION

     12.01 Apportionments. The following apportionments shall be made between the parties on the Closing Date as of the close of the business day prior to the Closing Date and the net amount of such prorations and apportionments shall be settled in accordance with the provisions of Section 12.04:

     (a) prepaid and collected rent;

     (b) real estate and personal property taxes, water charges, sewer rents and vault charges, if any, on the basis of the fiscal period for which assessed, except that if there is a water meter on the Property, apportionment on the Closing Date shall be based on the last available reading, subject to adjustment after the Closing on a per diem basis, when the next reading is available;

     (c) principal and interest paid or payable under the Note; except to the extent such amounts are distributed as cash prior to Closing in accordance with the last paragraph of Section 12.01, the Transferor Partners shall receive a credit for any real estate tax, insurance and other escrows and reserves, if any, held by Lender as set forth in the Lender Estoppel Letter;

     (d) charges or prepayments under transferable Service Contracts; and

     (e) all other income and expenses relating to the Property, including without limitation, income from cable television services as are customarily adjusted in real estate transactions of this size and type in Baltimore, Maryland.

     If as of the Closing Date, any items of income or expense attributable to the Property are not known or available, the parties agree to equitably apportion such items, so long as the same are identified within 90 days after the Closing. If the Closing Date shall occur before the applicable real estate or personal property tax rate is fixed, the apportionment of taxes on the Closing Date shall be upon the basis of the tax rate for the preceding period applied to the latest assessed valuation. Promptly after the new tax rate is fixed, the apportionment of taxes shall be recomputed. Any discrepancy resulting from such recomputation and any material errors or omissions in computing any apportionments on the Closing Date shall be promptly corrected, which obligation shall survive the Closing Date for a period of ninety (90) days after Closing.

     At least five (5) days prior to the Closing Date, the Transferor Agent and the BRI Partnership shall prepare and exchange preliminary calculations of all adjustments and prorations to be made pursuant to this Section 12. Transferor Agent and the BRI Partnership shall cooperate in the furnishing of all information and documentation necessary to prepare such calculations. Prior to Closing, the Transferor Agent shall deliver to the BRI Partnership the final Transferor Allocation Schedule (the "Transferor Allocation Schedule"), which shall be based upon the Preliminary Transferor Allocation Schedule, shall incorporate all adjustments and prorations to be made pursuant to Section 12, and shall set forth (i) the name of each Transferor Partner, (ii) the number of Unrestricted Distribution BRI Partnership Units to be received by each Transferor Partner, and (iii) the number of Restricted Distribution BRI Partnership Units to be received by each Transferor Partner. The BRI Partnership shall have no obligation or liability with respect to the preparation or accuracy of the Preliminary Transferor Allocation Schedule or the Transferor Allocation Schedule or the distribution of the BRI Partnership Units or the BRI Additional Payment, if applicable, to the Transferor

Partners and the Transferor Partners hereby release the BRI Partnership from any such obligation or liability.

     All cash, including the escrow deposits set forth in Schedule C, shall be used by the Transferor Partnership to pay amounts payable by the Transferor Partnership and/or distributed to the Transferor Partners prior to the Closing, and if any of such cash applicable to pre-closing periods is not removed from the Transferor Partnership prior to Closing, the BRI Partnership shall hold such cash as agent for the Transferor Partners, and refund such cash to the Transferor Partners subsequent to Closing.

     12.02 Application of Rent Payments. If any tenant is in arrears in the payment of rent on the Closing Date, the Transferor Partnership shall distribute the right to receive such rent to the Transferor Partners immediately prior to Closing. The BRI Partnership shall act as agent for the Transferor Partners in collecting such rent. Rents received from such tenant after the Closing shall be applied in the following order of priority: (a) first to the month in which the Closing occurred; (b) then to any month or months following the month in which the Closing occurred until all unpaid rents have been paid in full; and (c) then to the period prior to the month in which the Closing occurred. After Closing, the BRI Partnership shall cause the Transferor Partnership to use reasonable efforts to collect delinquent rents attributable to the period prior to the month in which Closing occurred, provided such efforts shall not require the commencement of litigation against any such tenant. If rents or any portion thereof received by the Transferor Partners or the BRI Partnership after the Closing are payable to the other party by reason of this allocation or otherwise, the appropriate sum shall be paid to the other party within thirty
(30) days from the receipt thereof, which obligation shall survive the Closing.

     12.03 Security Deposits. The Transferor Partnership shall assign and deliver to the BRI Partnership all of the tenant security deposits, including interest accrued thereon at the rate of 4% as required by applicable state law or at such higher rate, if any, as required by the terms of the leases, for each tenant as shown on the Rent Roll and the BRI Partnership, or its designee, shall assume all liability with respect to the tenant security deposits under applicable state law and/or the terms of the Leases.

     12.04 Election of Form of Payment. If, as a result of the prorations and apportionments set forth in Section 12.01 and the escrow required to be established under Section 11.04, the Transferor Partners owe an amount to the BRI Partnership or into escrow, the Transferor Partnership shall have the right to elect on behalf of the Transferor Partners to adjust for such amounts owing by the Transferor Partners to the BRI Partnership or the escrow in the form of BRI Partnership Units rather than cash. In addition, if as a result of the prorations and apportionments set forth in Section 12.01, the BRI Partnership owes an amount to the Transferor Partners, such amount shall be paid in the form of BRI Partnership Units rather than cash. The Transferor Agent shall have the right to elect to adjust for amounts owing to the Transferor Partners or the BRI Partnership, as the case may be, in the form of cash and/or BRI Partnership Units. The Transferor Agent shall notify the BRI Partnership at least seven (7) business days prior to the Closing Date of the manner in which the Transferor Partnership shall have elected to settle adjustments under
Section 12.

                                   SECTION 13

                               FAILURE TO PERFORM

     13.01 Defective Title or Condition. If the Transferor Partners are unable to give title or to contribute and transfer the Transferor Partnership Interests, or to deliver possession of the Property, or to satisfy all of the terms and conditions precedent to closing as set forth in this Agreement, all as herein stipulated, or if on the scheduled closing the Transferor Partnership Interests or the Property does not conform with the provisions hereof, the BRI Partnership may elect by written notice given to the Transferor Agent on or before the Closing Date either (a) to take title as provided in Section 13.02, or (b) to terminate this Agreement as provided in Section 13.03.

     13.02 BRI Partnership Election. The BRI Partnership shall have the right to elect, in its sole discretion, on the Closing Date, to accept such title as the Transferor Partners can deliver to the Transferor Partnership Interests and the Property in its then condition and to deliver in exchange therefor the Consideration subject to reduction of the Consideration Amount by the amounts required to remove all Monetary Liens.

     13.03 Transferor Partners' Default. If on the Closing Date, the Transferor Partners have failed to perform all of the material obligations of the Transferor Partners under this Agreement, the Transferor Partners shall be in default under this Agreement and the BRI Partnership shall be entitled to terminate this Agreement by written notice given to the Transferor Agent within seven (7) days after the Closing Date and thereafter this Agreement shall be void and without recourse to any party hereunder except for provisions which are expressly stated to survive termination of this Agreement. In addition to the foregoing, if the BRI Partnership desires to accept the contribution and transfer of the Transferor Partnership Interests in accordance with the terms of this Agreement and the Transferor Partners willfully refuse to perform the Transferor Partners' obligations hereunder, the BRI Partnership, at its option, shall have the right to compel specific performance by the Transferor Partners hereunder, in which event the BRI Partnership shall have the right to recover from the Transferor Partners the amount of all reasonable legal fees, court costs and other litigation expenses incurred by the BRI Partnership in connection with the exercise of its right of specific performance. The remedies provided in this Section 13.03 shall be the sole and exclusive remedies at law or in equity of the BRI Partnership in the event of a default by the Transferor Partners in lieu of all other rights and remedies which the BRI Partnership may have against the Transferor Partners at law or in equity.

     13.04 BRI Partnership's Default. If on the Closing Date, the BRI Partnership has failed to perform all of the material obligations of the BRI Partnership under this Agreement, the BRI Partnership shall be in default under this Agreement and the Transferor Agent shall be entitled to terminate this Agreement by written notice given to the BRI Partnership within seven (7) days after the Closing Date and thereafter this Agreement shall be void and without recourse to any party hereunder except for provisions which are expressly stated to survive termination of this Agreement. In addition to the foregoing, if all of the Transferor Partners desire to accept the transfer of the BRI Partnership Units in accordance with the terms of this Agreement and the BRI Partnership willfully refuses to perform the BRI Partnership's obligations hereunder, the Transferor Partners, jointly, but not severally, at their option, shall have the right to compel specific performance by the BRI Partnership hereunder, in which event the Transferor Partners shall have the right to recover from the BRI Partnership the amount of all reasonable legal fees, court costs and other litigation expenses incurred by the Transferor Partners in connection with the exercise of their right of specific performance. The remedies provided in this
Section 13.04 shall be the sole and exclusive remedies at law or in equity of the Transferor Partners in the event of a default by the BRI Partnership in lieu of all other rights and remedies which the Transferor Partners may have against the BRI Partnership at law or in equity.

                                   SECTION 14

                       BROKERAGE AND LOAN ASSUMPTION FEES

     14.01 Brokerage Fees. The Transferor Partnership and the BRI Partnership mutually represent and warrant that neither of them has retained a broker, finder or similar agent who might have a claim or right to claim a commission or fee in connection with this transaction. The Transferor Partnership understands that American Property Consultants ("APC") had entered into a fee arrangement with Questar Properties, Inc. ("QPI"), which might not apply to this transaction in any event. Nevertheless, to the extent that it is determined that a commission or fee is owed to APC, it shall be the obligation of the Transferor Partners and QPI in accordance with the provisions of Section 19 hereof. In no event shall any commission be due unless and until Closing has occurred and the transactions contemplated hereby have been consummated and in no event shall the BRI Partnership or the Transferor Partnership have any obligation to pay any commission to APC.

         14.02 Loan Assumption Fees. The Transferor Partners will pay any assumption or transfer fee and other related costs and expenses required by Lender (the "Loan Assumption Fees") in connection with obtaining the consent of Lender to the contribution of the Transferor Partnership Interests to the BRI Partnership and the transfer of the ownership of the Transferor Partnership to the BRI Partnership subject to the Notes and other Loan Documents as contemplated hereby.

                                   SECTION 15

                                     NOTICES

     15.01 Effective Notices. All notices under this Agreement shall be in writing and shall be delivered personally, sent by telecopier with original by first class mail, sent by Federal Express or other reputable overnight delivery service, or sent by prepaid registered or certified mail, return receipt requested, addressed as follows (or to such address as the Transferor Agent or the BRI Partnership shall otherwise have given notice as herein provided):


If to the BRI Partnership:                  c/o Berkshire Realty Company, Inc.
                                            470 Atlantic Avenue
                                            Boston, MA  02210
                                            Attn: Mr. David J. Olney
                                            Telecopier No. 617-423-8903

         With a copy to:                    Hale and Dorr LLP
                                            60 State Street
                                            Boston, MA  02109
                                            Attn: Joel H. Sirkin, Esq.
                                            Telecopier No. 617-526-5000

If to the Transferor Partners               Questar Investment Corporation
c/o the Transferor Agent:                   124 Slade Avenue, Suite 200
                                            Baltimore, MD 21208
                                            Attn: Mr. Stephen M. Gorn
                                            Telecopier No. 410-486-7692

         With a copy to:                    James C. Oliver, Esq.
                                            Lenrow, Kohn, Howard & Oliver
                                            Seven St. Paul Street, 9th Floor
                                            Baltimore, MD 21202-1626
                                            Telecopier No. 410-962-0558

         With a copy to:                    Ronald Hopkinson, Esq.
                                            Latham & Watkins
                                            885 Third Avenue, Suite 1000
                                            New York, NY 10022
                                            Telecopier No. 212-751-4864

     Notices shall be deemed effective, if delivered by hand, when so delivered; if sent by telecopier with original by first class mail, when so delivered by telecopier; if sent by overnight delivery service, one business day after deposited with such delivery service; or, if mailed, one business day after the date deposited with the U.S. Postal Service.

                                   SECTION 16

                             LIMITATIONS ON SURVIVAL

     16.01 Survival. The representations, warranties, covenants and other obligations set forth in Sections 1.05, 5.02, 5.34, 5.35, 5.38, 5.51, 10.01(q),
10.04, 10.05 (subject to the provisions of Section 10.05(c)), 19.06 and the representations, warranties, covenants and agreements of the BRI Partnership contained in Sections 6.02, 6.05, 6.10, 10.05 (subject to the provisions of Section 10.05(c)) and 11.03 shall survive the Closing indefinitely and an action based thereon may be brought at any time after the Closing Date. Representations and warranties in Sections 5.12, 5.45, 6.06 and 6.09 shall survive until 30 days after the expiration of the applicable statute of limitations. The representations, warranties, covenants and other obligations of the Transferor Partners set forth in Sections 4, 5.01 through and including 5.57 (except for 5.02, 5.12, 5.34, 5.35, 5.38, 5.45 and 5.51), 9, 10 (except for 10.01(q), 10.04 and 10.05), 12 and 14 and the representations and warranties, covenants and other obligations of the BRI Partnership contained in Sections 1.04(d), 6 (except for 6.02, 6.05, 6.06, 6.09 and 6.10), 10 (except 10.05), 11 (except
11.03), 12 and 14 shall survive until twelve (12) months after the

Closing Date and thereafter during the pendency of any claim based upon a breach thereof, and no action based thereon shall be commenced more than twelve (12) months after the Closing Date. Except as otherwise specifically provided in this Agreement, no other representations, warranties, covenants or other obligations of the Transferor Partners or the BRI Partnership set forth in this Agreement shall survive the Closing, and no action based thereon shall be commenced after Closing.

     16.02 Merger. The delivery of the Transferor Assignments and Amended Transferor Partnership Agreement by the Transferor Partners (subject to the provisions of Section 12 hereof), and the acceptance and filing thereof by the BRI Partnership and the delivery of the BRI Confirmations and the acceptance thereof by the Transferor Partners, shall be deemed the full performance and discharge of every obligation to be performed by the parties hereunder and the satisfaction of all conditions to Closing set forth herein, except as provided in Section 16.01 and except for such other obligations which are expressly provided herein to survive the Closing.

                                   SECTION 17

                              CONDITIONS TO CLOSING

     17.01 BRI Conditions. Without limiting any other conditions to Closing of the BRI Partnership contained herein, the obligation of the BRI Partnership to proceed with the Closing of the transactions contemplated by this Agreement is expressly conditioned upon the fulfillment of each of the conditions listed below as of the Closing Date, any or all of which may be waived, only in writing, by the BRI Partnership, as follows:

     (a) Performance and Representations and Warranties. As of the Closing Date,
(i) the Transferor Partners, the Transferor Partnership and the Borrower Corporate General Partner shall have performed or complied with, in all material respects, all of their respective covenants, agreements and obligations under this Agreement, (ii) the Transferor Partners shall have delivered the Transferor Partners Closing Documents, (iii) the Borrower Corporate General Partner shall have delivered all of the Borrower Partnership Closing Documents and (iv) all of the representations and warranties of the Transferor Partnership, the Transferor Partners and the Borrower Corporate General Partner set forth in this Agreement shall be true and correct, in all material respects, as of the Closing Date.

     (b) No Adverse Changes. Since the date of this Agreement, there shall not have occurred any material adverse change in the financial condition, business, properties, assets or liabilities of the Transferor Partnership or the Borrower Partnership;

     (c) Consents. Any and all consents, authorizations and approvals necessary to be obtained before Closing including the Lender Estoppel Letter and the consent of the Transferor Partners shall have been obtained.

     (d) Partnership Title. The Transferor Partnership Interests shall, as of the Closing Date, be transferred and assigned to the BRI Partnership, or its designees, respectively, and shall be free and clear of any liens, pledges and encumbrances of any kind whatsoever.

     (e) Property Title. The Transferor Partnership shall, as of the Closing Date, have good record, marketable and insurable title to the Property, subject only to the title exceptions permitted under Section 1.02.

     (f) Title Insurance. The Transferor Partnership shall have received from the Title Insurer the Title Policy for the Property, in accordance with Section 1.02.

     (g) Borrower Partnership. Prior to Closing, the Transferor Partnership shall have assigned and transferred all of the issued and outstanding stock in the Borrower Corporate General Partner to the Transferor Agent and caused the Borrower Corporate General Partner to withdraw from the Borrower Partnership and to assign and transfer to the Borrower LLC General Partner its Borrower General Partnership Interest. In addition, the Transferor Partnership shall, as of the Closing Date, have title to a fifty percent (50%) general partnership interest in the Borrower General Partnership, free and clear of all liens, pledges, and encumbrances of any kind whatsoever and free of any rights of assignment of any third party; and the Borrower LLC General Partner shall own a fifty percent (50%) general partnership interest in the Borrower Partnership, free and clear of any liens, pledges and encumbrances of any kind whatsoever and free of any rights of assignment of any third party.

     In the event that any condition set forth in Section 17.01(a) through
Section 17.01(g) hereinabove is neither satisfied nor waived by the BRI Partnership in writing, on or before the Closing Date, the BRI Partnership shall be entitled to terminate this Agreement by written notice given to the Transferor Agent within seven (7) days after such date, and, thereafter this Agreement shall be void and without recourse to all parties hereunder except for provisions which are expressly stated to survive termination of this Agreement.

     17.02 Transferor Conditions. Without limiting any other conditions to Closing of the Transferor Partners contained herein, the obligation of the Transferor Partners to proceed with the Closing of the transactions contemplated by this Agreement is expressly conditioned upon the fulfillment of each of the conditions listed below as of the Closing Date, any or all of which may be waived, only in writing, by the Transferor Agent as follows:

     (a) Performance and Representations and Warranties. As of the Closing Date,
(i) the BRI Partnership shall have performed or complied with, in all material respects, all of the BRI Partnership covenants, agreements and obligations under this Agreement, (ii) the BRI Partnership shall have delivered the BRI Partnership Closing Documents and (iii) all of the BRI Partnership representations and warranties set forth in this Agreement shall be true and correct, in all material respects, as of the Closing Date.

     (b) No Adverse Changes. Since the date of this Agreement, there shall not have occurred any material adverse change in the financial condition, business, properties, assets or liabilities of the BRI Partnership or BRI.

     (c) Consents. Any and all consents, authorizations and approvals necessary to be obtained before Closing shall have been obtained.

     (d) BRI Partnership Units. The BRI Partnership Units shall, as of the Closing Date, be transferred and assigned to the Transferor Partners and shall be free and clear of any liens, pledges and encumbrances of any kind whatsoever.

     In the event that any condition set forth in Section 17.02(a) through
Section 17.02(d) hereinabove is neither satisfied nor waived by the Transferor Agent in writing, on or before the Closing Date, the Transferor Partners shall be entitled to terminate this Agreement by written notice given to the BRI Partnership within seven (7) days after such date, and, thereafter this Agreement shall be void and without recourse to all parties hereunder except for provisions which are expressly stated to survive termination of this Agreement.

     17.03 Financing Assumption Condition. The BRI Partnership and the Transferor Partnership shall use reasonable efforts to obtain the consent of Lender to the contribution of the Transferor Partnership Interests to the BRI Partnership by the Transferor Partners, to the transfer of ownership of the Transferor Partnership to the BRI Partnership, to the assignment by the Borrower Corporate General Partner of all of its interests in the Borrower Partnership to the Borrower LLC General Partner, to the withdrawal from the Borrower Partnership of the Borrower Corporate General Partner, and to the admission to the Borrower Partnership of the Borrower LLC General Partner as a fifty percent (50%) general partner, and to obtain the Lender Estoppel Letter. The Transferor Partnership, with the BRI Partnership's cooperation, shall immediately commence to obtain the consent of Lender necessary to permit the contribution of the Transferor Partnership Interests to the BRI Partnership, the transfer of ownership of the

Transferor Partnership to the BRI Partnership, to the assignment by the Borrower Corporate General Partner of all of its interests in the Borrower Partnership to the Borrower LLC General Partner, to the withdrawal from the Borrower Partnership of the Borrower Corporate General Partner, and to the admission to the Borrower Partnership of the Borrower LLC General Partner as a fifty percent (50%) general partner. The BRI Partnership shall supply any and all documentation and additional information required by Lender in order to promptly complete the request for the consent of Lender to the transactions contemplated hereunder. The Transferor Partnership shall request that Lender state in writing any terms and requirements, including the amount of any Loan Assumption Fees, to be imposed by Lender in connection with its consent to the transactions contemplated hereby. It shall be a condition of Closing that prior to October 15, 1997, Lender shall have granted its consent to the transactions contemplated hereunder on terms and requirements reasonably satisfactory to the BRI Partnership, shall have issued the Lender Estoppel Letter and shall have agreed to release the Transferor Partners from all liability under the Loan Documents. In the event that any of the terms or requirements required by Lender for its consent are not approved by the BRI Partnership, the BRI Partnership may terminate this Agreement by written notice given to the Transferor Partners within fifteen (15) business days after the BRI Partnership have received in writing the terms and requirements of Lender for its consent. In the event either (a) the consent of Lender is not obtained prior to the Closing or (b) the BRI Partnership does not approve the terms and conditions of Lender, and the BRI Partnership gives timely notice of termination hereunder to the Transferor Agent, this Agreement shall terminate without further action by any party, and, thereafter this Agreement shall be void and without recourse to all parties, except for provisions which are expressly stated to survive termination of this Agreement. In the event the Lender shall not have agreed to release the Transferor Partners from all liability under the Loan Documents or the Lender shall have placed terms and conditions on the Transferor Partners that are unacceptable to them, the Transferor Agent may terminate this Agreement by written notice given to the BRI Partnership within fifteen (15) business days after the Transferor Agent has received in writing notice that the Lender has refused to release the Transferor Partners from liability under the Loan Documents or has imposed such unacceptable terms and conditions. If the Transferor Agent gives timely notice of termination to the BRI Partnership, this Agreement shall terminate without further action by any party, and, thereafter this Agreement shall be void and without recourse to all parties, except for provisions which are expressly stated to survive termination of this Agreement.

     17.04 Public Offering Condition. BRI has informed the Transferor Partners that in connection with the consummation of the various Related Transactions (as defined in Section 17.05 hereof), BRI intends to undertake either or both of (i) a public offering of common stock or other equity securities of BRI (the "Public Offering"), or (ii) a private placement of common stock or other equity securities of BRI (the "Private Placement").

The Transferor Partners shall supply any documentation and additional information required by BRI in order to complete the offering materials in connection with the Public Offering or the Private Placement. The obligation of the BRI Partnership to proceed with the Closing of the transactions contemplated by this Agreement is expressly conditioned upon the successful completion of the Public Offering and the Private Placement raising a minimum of $75,000,000.00. If the Public Placement and the Private Placement do not in the aggregate complete offerings which raise a minimum of $75,000,000 as aforesaid prior to the Closing Date hereunder, the BRI Partnership shall have the right to terminate this Agreement effective as of the Closing Date, and, thereafter this Agreement shall be void and without recourse to all parties except for provisions which are expressly stated to survive termination of this Agreement.

     17.05 Related Agreements. Simultaneously herewith, the BRI Partnership has entered into with various parties various agreements, including this Agreement, for the conveyance of partnership interests or property interests or other assets and for the making of certain secured loans, which agreements are more particularly described on Schedule K attached hereto (collectively the "Related Agreements"). (The transactions described in the Related Agreements, including this Agreement, are collectively the "Related Transactions"). Except to the extent the parties expressly agree otherwise in writing or in that certain Kickout Agreement of even date between the BRI Partnership and the Transferor Agent attached hereto as Exhibit 6 (the "Kickout Agreement"), in the event that any of the Related Agreements is terminated pursuant to any termination provision of any other Related Agreement or does not become effective due to the failure of all of the other parties to the Related Agreement to execute the Related Agreement on or before September 22, 1997, this Agreement shall terminate automatically simultaneously with the termination of any such Related Agreement or upon the failure of all of the other parties to the Related Agreement to execute the Related Agreement on or before September 22, 1997, whereupon this Agreement shall be void and without recourse to all parties, except for provisions which are expressly stated to survive the termination of this Agreement. The Closing under this Agreement shall be simultaneous with the closings under the Related Agreements. Except as provided in the Kickout Agreement, in the event the closing under any of the Related Agreements is cancelled or postponed, the Closing under this Agreement shall be cancelled or postponed.

                                   SECTION 18

                            MISCELLANEOUS PROVISIONS

     18.01 Assignment. Neither the BRI Partnership nor the Transferor Partners shall assign all or any portion of its interest under this Agreement without the prior written consent of the other party hereto; provided that the BRI Partnership shall be permitted to designate any one or more subsidiary entities, which are wholly owned by the BRI Partnership or BRI, to receive title to all or any portion of the Transferor Partnership Interests as its designee, provided further that notwithstanding any such designation, the BRI Partnership shall continue to remain liable for the performance of all of its obligations under this Agreement.

     18.02 Integration. This Agreement and the Schedules and Exhibits hereto embody and constitute the entire understanding between the parties with respect to the transactions contemplated herein, and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

     18.03 Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Maryland. The Transferor Partners, Transferor Agent and the BRI Partnership consent to the personal jurisdiction of the federal and state courts of the State of Maryland and agree that service of process may be made upon each of them by certified mail, return receipt requested or in any other manner permitted by law.

     18.04 Captions. The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

     18.05 Successors and Assigns. Subject to the provisions of this Agreement, the terms, covenants, agreements, conditions, representations and warranties contained in this Agreement shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors and permitted assigns. In no event shall the Transferor Partners have the right to assign or transfer its right to receive BRI Partnership Units.

     18.06 Drafts. This Agreement shall not be binding or effective until properly executed and delivered by all of the Transferor Partners and the BRI Partnership. The delivery by the BRI Partnership to the Transferor Partners of an executed counterpart of this Agreement shall constitute an offer which may be accepted by the delivery to the BRI Partnership of a duly executed counterpart of this Agreement and the satisfaction of all conditions under which such offer is made, but such offer may be revoked by the BRI Partnership by written notice given at any time prior to such acceptance and satisfaction.

     18.07 Number and Gender. As used in this Agreement, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular, as the context may require.

     18.08 Headings; Schedules; Exhibits. The headings of the various Sections of this Agreement have been inserted solely for purposes of convenience, are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement. All references to Sections or paragraphs herein shall be to the specified Section or paragraph of this Agreement, unless stated to the contrary, and all references to Schedules and Exhibits shall be to the specified Schedules and Exhibits annexed hereto. All Schedules and Exhibits annexed hereto are made a part hereof. All terms defined herein shall have the same meanings in the Schedules and Exhibits, except as otherwise provided therein. All references in this Agreement shall be deemed to include the Schedules and Exhibits.

     18.09 Publicity. In no event shall either the Transferor Partners or the BRI Partnership issue any press release or otherwise communicate to any third party any information regarding this Agreement or the transactions contemplated hereby unless the other party has consented thereto and to the form and substance of any such statement, announcement or release; provided, however, that nothing herein shall be deemed to limit or impair in any way any party's ability to disclose the details of the transactions contemplated hereby to the accountants, attorneys or other authorized agents of such party or as such party deems necessary or desirable pursuant to any court or governmental order or applicable securities regulations or financial reporting requirements, nor shall the BRI Partnership or BRI be precluded from describing this Agreement and the transactions herein contemplated in any filings made pursuant to any securities laws or in connection with the Public Offering or Private Placement, or from filing this Agreement, the Exhibits hereto and the Schedules as exhibits to any filings by the BRI Partnership or BRI required by any securities laws. Notwithstanding the foregoing, no party hereunder shall have any liability by reason of the details of the transactions contemplated hereby becoming known by means beyond the reasonable control of such party. The provisions of this
Section 18.09 shall survive the Closing.

     18.10 Counterparts. This Agreement may be executed and delivered in any number of counterparts and such counterparts taken together shall constitute one and the same agreement.

     18.11 Extension. Notwithstanding anything to the contrary set forth herein, the dates referred to in Sections 1.02, 1.03, 1.04(b), 3.01, 5.07, 17.03 and
17.05 may be extended only by the mutual written agreement of the Transferor Agent and the BRI Partnership, in each case, to a date no later than November 30, 1997.

                                   SECTION 19

            ADDITIONAL PROVISIONS RELATING TO THE TRANSFEROR PARTNERS

     19.01 Transferor Allocation Schedule. Each Transferor Partner acknowledges and agrees that the Transferor Allocation Schedule attached hereto as Exhibit I is true, correct and complete in all respects as it related to such Transferor Partner.

     19.02 Appointment of Agent. Each Transferor Partner and Borrower Corporate General Partner hereby appoints the Transferor Agent as its agent for the purpose of performing the administrative activities to be performed under this Agreement, including, without limitation, delivering and receiving notices on behalf of the Transferor Partners, the Borrower Corporate General Partner and the Transferor Partnership, preparing the Transferor Allocation Schedule, waiving conditions to closing (provided that delivery of the consideration as provided herein to the Transferor Partners may not be waived by the Transferor Agent) and/or effecting or refraining to effect a termination of this Agreement pursuant to the terms hereof and the Kickout Agreement, agreeing to extend any of the dates by which certain events must occur in accordance with Section 18.11, calculation of apportionment amounts under Section 12, electing on behalf of the Transferor Partners which pro-rations will be adjusted with cash and/or BRI Partnership Units and acting as distribution agent with respect to the apportionments and adjustments under Section 12 hereof and such other administrative activities as are described in this Agreement.

     19.03 Allocation of Transaction Costs. Each Transferor Partner hereby acknowledge and agrees that a portion of the amount due to such Transferor Partner will be used to pay the fees and expenses attributable to the transaction contemplated by this Agreement, which fees and expenses are the several obligations of the Transferor Partners pursuant to the terms of this Agreement. Each Transferor Partner and the Transferor Partnership hereby agrees that the fees and expenses attributable to this transaction will be divided into two categories: (i) those fees which can be specifically allocated to the Transferor Partnership due to said fees solely benefiting it ("Direct Costs") and (ii) those fees which cannot be so allocated ("Indirect Costs"). Notwithstanding anything to the contrary contained herein, for the proposes of this Section 19.03, each of the Transferor Partners hereby agrees that: (i) QPI shall be entitled to an aggregate administrative fee of $200,000 in connection with the concurrent contribution of up to eighteen (18) properties and the management companies, as described in the PPM, by the other Transferor Partnerships and related entities (collectively, the "Related Entities"), which shall be Indirect Costs; (ii) to the extent it is determined that APC is due any fee as described in Section 14.01 hereof, up to $1,000,000 of such fee (which may be paid at Closing or held back in an escrow account by the Transferor Agent until such time as the amount of such fee, if any, is determined) shall be included as Indirect Costs, with any such fee in excess of $1,000,000 to APC being the sole responsibility of QPI; and (iii) all legal and accounting fees of counsel and advisors to the Transferor Agent and the Related Entities shall also be Indirect Costs. Each of the Transferor Partners acknowledges and agrees that (i) any and all Direct Costs shall be allocated based on the pro rata number of BRI Partnership Units allocated to each of them with respect to their interest in the Transferor Partnership and (ii) any and all Indirect Costs shall be allocated among the Transferor Partners and the Related Entities at Closing based on the pro rata number of BRI Partnership Units allocated at Closing to each of them. Each of the Transferor Partners further acknowledges and agrees that the Transferor Agent shall be authorized to determine the allocations of the transaction costs and expenses to be allocated in accordance with the provisions of this Section 19.03.

     19.04 Power of Attorney. In consideration of the foregoing matters and intending to be legally bound hereby, each of the undersigned Transferor Partners and the Borrower Corporate General Partner hereby irrevocably constitutes and appoints the Transferor Agent with unrestricted power of substitution and resubstitution, as the attorney-in-fact for the undersigned, coupled with an interest, with power and authority to act in its name and on its behalf to execute, acknowledge, deliver, swear to, file, or record in the appropriate public offices such documents and instruments as may be necessary or appropriate in the sole judgment of the Transferor Agent to carry out the provisions of this Agreement and the transactions contemplated hereby including, without limitation, execution of such title affidavits, non-imputation and fairways affidavits and gap indemnities as are required by the terms of this Agreement and endorsement, assignment and transfer of the issued and outstanding stock of the Borrower Corporate General Partner currently owned by the Transferor Partnership to the Transferor Agent.

     19.05 Time of Effectiveness. The Transferor Partners and the Borrower Corporate General Partner acknowledge and agree that this Agreement and the agreements attached as Exhibits hereto will not be binding and effective unless and until all of the parties hereto and thereto have executed counterparts to such agreements and, to the extent that any agreements or documents relating to this Agreement (such as partnership assignments or other similar closing documents) are executed prior to the Closing, the Transferor Agent is authorized on behalf of each Transferor Partner and the Borrower Corporate General Partner to hold all such agreements in escrow pending the Closing, at which time the Transferor Agent shall be authorized to deliver such documents on behalf of the Transferor Partners and the Borrower Corporate General Partner to the BRI Partnership.

     19.06 Release and Indemnification by and between each Transferor Partner, the Transferor Agent and certain Affiliates thereof. By executing this Agreement, each of the Transferor Partners (i) consents to the transactions contemplated by this Agreement, including the transfer of the Transferor Partnership interest of each of the other Transferor Partners, and waives any provisions contained in the Partnership Agreement for the Transferor Partnership inconsistent with anything contained in this Agreement, (ii) waives all conditions precedent to the transactions contemplated by this Agreement set forth in the organizational documents of Transferor Partnership, (iii) except as set forth in Schedule 19.06 and except as specifically provided herein or in any of the Closing documents implementing the transactions contemplated hereby, releases the Transferor Agent and Morton Gorn, Stephen Gorn and John Colvin and their affiliated entities and spouses (collectively, the "GGC Parties") from any and all liability arising out of the transactions contemplated hereby and the operation of Transferor Partnership prior to the Closing, including, but not limited to, all matters relating to the management of the property owned by the Transferor Partnership by the management company for the Transferor Partnership and any affiliated persons or entities thereto, and (iv) agrees, severally and not jointly, subject to the provisions of Section 10.05, to indemnify and hold harmless the Transferor Agent and the GGC Parties from and against any and all costs, damages, fees, and expenses, including reasonable attorney's fees, that the Transferor Agent and/or the GGC Parties may incur in carrying out its, his, or their responsibilities in good faith and in accordance with the terms of this Agreement; provided that the indemnity granted under this Section 19.06 shall not extend to any act of gross negligence or willful malfeasance on the part of the Transferor Agent and/or the GGC Parties. By executing this Agreement, Morton Gorn, Stephen Gorn and John Colvin, individually, and on behalf of all of the GGC Parties, jointly and severally, hereby release each of the Transferor Partners from any and all liability arising out of the transactions contemplated hereby and the operation of the Transferor Partnership prior to the Closing, except as specifically provided to the contrary herein or in any of the Closing documents implementing the transactions contemplated hereby.

                      [This Space Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.


                              TRANSFEROR PARTNERS:

WITNESS:


-------------------------                   ----------------------------------
                                            Donald Brown


WITNESS:


-------------------------                   ----------------------------------
                                            Karen G. Colvin


WITNESS:


-------------------------                   ----------------------------------
                                            Joseph B. Gildenhorn


WITNESS:


-------------------------                   ----------------------------------
                                            Name:
                                            As Trustee of
                                            Irving Gisner u/w/o Trust


WITNESS:


-------------------------                   ----------------------------------
                                            Slova Gisner

WITNESS:


-------------------------                   ----------------------------------
                                            Morton Gorn


WITNESS:


-------------------------                   ----------------------------------
                                            Stephen M. Gorn


WITNESS:


-------------------------                   ----------------------------------
                                            Arlene Gorn


WITNESS:


-------------------------                   ----------------------------------
                                            Samuel G. Gorn


WITNESS:


-------------------------                   ----------------------------------
                                            Bette Miller


WITNESS:


-------------------------                   ----------------------------------
                                            Name:
                                            For the Estate of Harry S. Miller

WITNESS:


-------------------------                   ----------------------------------
                                            Irvin Miller


WITNESS:


-------------------------                   ----------------------------------
                                            Name:
                                            For the Estate of Judith Miller


                                TRANSFEROR AGENT:

WITNESS:                                    QUESTAR INVESTMENT CORPORATION, a
                                            Maryland corporation



                                            By:
-------------------------                      ---------------------------------
                                               Name:
                                               Title:


                                            BORROWER CORPORATE GENERAL PARTNER:

WITNESS:                                    FREDERICK ROAD FUNDING, INC.,
                                            a Maryland corporation


                                            By:
-------------------------                      ---------------------------------
                                               Name:
                                               Title:

                                            BRI PARTNERSHIP:

WITNESS:                                    BRI OP LIMITED PARTNERSHIP

                                            By: Berkshire Apartments, Inc.
                                                Its General Partner



                                            By:
-------------------------                      ---------------------------------
                                               Name:
                                               Title:

WITNESS:




-------------------------                   ----------------------------------
                                            Morton Gorn, solely for the purposes
                                            of Section 19.06


WITNESS:



-------------------------                   ----------------------------------
                                            Stephen Gorn, solely for the
                                            purposes of Section 19.06

WITNESS:


-------------------------                   ----------------------------------
                                            John Colvin, solely for the purposes
                                            of Section 19.06

                                List of Schedules


Schedule A - Description of Land
Schedule B - Personal Property
Schedule C - Escrow Deposits
Schedule D - Rent Roll
Schedule E - Service Contracts
Schedule F - Financial Statements
Schedule G - Insurance
Schedule H - Loan Documents (including amount of any tax escrow, insurance escrow or other reserves)
Schedule I - Transferor Partnership 1996 Federal Tax Return
Schedule J - Environmental Reports
Schedule K - Related Agreements
Schedule 5.04 - Capital Contribution Defaults
Schedule 5.05 - Litigation
Schedule 5.10 - Indebtedness
Schedule 5.18 - Litigation Pending Against Transferor Partnership by Tenants
Schedule 5.28 - Shared Facilities/Utilities
Schedule 5.33 - Required Consents
Schedule 5.34 - Liens on Partnership Interests
Schedule 9.05 - Pending Tax Abatement Proceedings
Schedule 9.06 - Permitted Loan Extension, Modification or Refinance Terms

                                List of Exhibits

            BRI Exhibits

Exhibit 1 - BRI Partnership Agreement (including all amendments)
Exhibit 2 - BRI Partnership Confirmation
Exhibit 3 - BRI Partnership Amendments
Exhibit 4 - BRI Registration Rights Agreement
Exhibit 5 - BRI Questionnaire
Exhibit 6 - Kickout Agreement

            Transferor Exhibits

Exhibit I      -  List of Transferor General and Transferor Limited Partners

Exhibit II     -  Transferor Partnership Agreement
Exhibit III    -  Assignment of Transferor Partnership Interests
Exhibit IV     -  Amended and Restated Agreement of Transferor Partnership
Exhibit V      -  Intentionally Omitted
Exhibit VI     -  Gap Indemnity
Exhibit VII    -  Non-Imputation/Fairway Affidavit
Exhibit VIII   -  Title Affidavit
Exhibit IX     -  Borrower Partnership Agreement
Exhibit X      -  Assignment of Borrower General Partnership Interests